                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

                          [AMENDMENT NO. . . . . . .]

FILED BY THE REGISTRANT / /

FILED BY A PARTY OTHER THAN THE REGISTRANT /X/

CHECK THE APPROPRIATE BOX:

  / / Preliminary Proxy Statement

  /X/ Definitive Proxy Statement

  / / Definitive Additional Materials

  / / Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                         FHP INTERNATIONAL CORPORATION
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                            RUSSELL D. PHILLIPS, JR.
                   (NAME OF PERSON(S) FILING PROXY STATEMENT)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

     /X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
         14a-6(j)(2).

     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).

     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

         1) Title of each class of securities to which transaction applies:


            -------------------------------------------------------------------
         2) Aggregate number of securities to which transaction applies:



            -------------------------------------------------------------------
         3) Per unit price or other underlying value of transaction computed to Exchange Act Rule 0-11:*


            -------------------------------------------------------------------
         4) Proposed maximum aggregate value of transaction:



            -------------------------------------------------------------------
  * Set forth the amount on which the filing fee is calculated and state how it was determined.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)  Amount Previously Paid:
                           ---------------------------------------------------

2)  Form Schedule or Registration Statement No.:
                                                -------------------------------

3)  Filing Party:
                 --------------------------------------------------------------

4)  Date Filed:
               ----------------------------------------------------------------

[LOGO]

                         FHP INTERNATIONAL CORPORATION
                              9900 TALBERT AVENUE
                                 P. O. BOX 8000
                         FOUNTAIN VALLEY, CA 92708-8000

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD NOVEMBER 16, 1995

     The Annual Meeting of Stockholders of FHP International Corporation, a Delaware corporation (the "Company"), will be held at the FHP Hospital, 9920 Talbert Avenue, Fountain Valley, California on Thursday, November 16, 1995, at 9:00 a.m., local time, to consider and vote on the following matters described in the attached proxy statement:

        1. To elect three directors to hold office for three-year terms.

        2. To approve an amendment to the Company's Executive Incentive Plan to provide for automatic stock option awards to nonemployee directors who serve as chairmen of specified Board committees.

        3. To ratify the appointment of independent auditors.

        4. To transact such other business as may properly come before the meeting, or any adjournments or postponements thereof.

     The Board of Directors has fixed the close of business on October 6, 1995 as the record date for determining stockholders entitled to receive notice of and to vote at the meeting and at any adjournment or postponement thereof. All stockholders are cordially invited to attend the meeting in person. Whether or not you plan to attend the Annual Meeting, you are urged to mark, date and sign the enclosed proxy card and return it at your earliest convenience in the enclosed envelope. If you attend the Annual Meeting and wish to vote your own shares in person, you may withdraw your proxy at that time.

                                          By Order of the Board of Directors

                                          /s/ WESTCOTT W. PRICE III
                                          -------------------------------------
October 18, 1995                          Westcott W. Price III
                                          Vice Chairman of the Board,
                                          President and Chief Executive Officer

[LOGO]

                         FHP INTERNATIONAL CORPORATION
                              9900 TALBERT AVENUE
                                 P. O. BOX 8000
                         FOUNTAIN VALLEY, CA 92708-8000
                            ------------------------

                                PROXY STATEMENT

                            ------------------------

                                  INTRODUCTION

     This Proxy Statement is furnished by the Board of Directors of FHP International Corporation, a Delaware corporation (the "Company"), in connection with its solicitation of proxies for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on November 16, 1995, at 9:00 a.m., local time at the FHP Hospital, 9920 Talbert Avenue, Fountain Valley, California and at any and all adjournments or postponements thereof. This Proxy Statement and accompanying proxy card are first being mailed to the Company's Stockholders on or about October 20, 1995.

PROXY PROCEDURES

     The persons named to serve as proxyholders were selected by the Board of Directors of the Company. If a proxy card is properly executed and returned before the Annual Meeting, and not revoked, all shares represented thereby will be voted at the Annual Meeting, including any adjournments thereof. If a proxy card specifies the manner in which shares are to be voted, the shares will be voted in accordance with such specifications. If no such specification is made on a proxy card which is signed and returned, such shares will be voted as recommended in this Proxy Statement by the Board of Directors. As to any other business which may properly come before the meeting, the persons named in the accompanying proxy card will vote the shares in accordance with their best judgment. The Company does not presently know of any other business to come before the meeting.

     Execution of a proxy card will not in any way affect a Stockholder's right to attend the meeting and vote in person, and any person giving a proxy has the right to revoke it at any time before it is exercised by filing with the Secretary of the Company an instrument revoking it or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

     The cost of solicitation of proxies will be paid by the Company. In addition, the Company may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for expenses incurred in forwarding solicitation material to the beneficial holders of stock held of record by such persons. Although it is contemplated that proxies will be solicited primarily through the mail, the Company may use its directors, officers and employees, without additional compensation, to conduct solicitation by telephone, telecopier and other means. American Stock Transfer & Trust Company, New York, NY has been engaged by the Company to assist in the solicitation of proxies for an anticipated fee of approximately $1,000 plus out-of-pocket costs and expenses.

OUTSTANDING SHARES AND VOTING RIGHTS

     At the close of business on October 6, 1995, the record date for Stockholders entitled to notice of and to vote at the Annual Meeting, there were outstanding 40,292,907 shares of the Company's common stock, par value $.05 per share ( the "Common Stock"). Only the holders of Common Stock on the record date are entitled to vote at the Annual Meeting and each share of Common Stock is entitled to one vote on each matter to be voted upon. A majority of the shares of Common Stock entitled to vote will constitute a quorum for the transaction of business at the meeting.

     Votes cast by proxy or in person at the Annual Meeting will be counted by the persons appointed by the Company to act as election inspectors for the Annual Meeting. The election inspectors will treat shares represented by proxies that reflect abstentions as shares that are present and entitled to vote, for purposes of determining the presence of a quorum and for purposes of determining the outcome of any matter submitted to the stockholders for a vote. Abstentions, however, do not constitute votes "for" or "against" any matter and thus will be disregarded and have no effect in the calculation of "votes cast."

     The election inspectors will treat shares referred to as "broker non-votes" (i.e., shares identified as held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote that the broker or nominee does not have discretionary power to vote on a particular matter) as shares that are present and entitled to vote for purposes of determining the presence of a quorum. However, for purposes of determining the outcome of any matter as to which the broker or nominee has physically indicated on the proxy that it does not have discretionary authority to vote, those shares will be treated as not present and not entitled to vote with respect to that matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters.)

     Directors will be elected by a plurality of the votes cast. Each other matter to be submitted to a vote of the Stockholders at the Annual Meeting must receive an affirmative vote by a majority of the votes cast to be approved. In addition, if the amendment to the Company's Executive Incentive Plan is approved by an affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote on the matter, then transactions in Common Stock resulting from purchases of Common Stock under the amended provisions of the Executive Incentive Plan will be entitled to exemption from Section 16(b) of the Securities Exchange Act of 1934. For the sole purpose of determining whether the exemption from Section 16(b) is met, abstentions will have the same effect as votes cast against the matter, but broker non-votes will not be included in the tabulation.

     Participants in the Company's Employee Stock Ownership Plan (the "ESOP") are entitled to instruct the ESOP trustee on how to vote (i) all shares of Common Stock allocated to participants' accounts under the ESOP and (ii) a proportionate number of unallocated shares of Common Stock held by the ESOP for future allocation to participants' accounts. Participants will receive separate voting instruction cards to direct the trustee to vote both allocated and unallocated shares. If the trustee receives an instruction card on a timely basis from a participant, it will vote the participant's allocated shares and a proportionate number of the unallocated shares as the participant instructs. If the trustee does not receive a timely instruction card from a participant, the trustee will not vote that participant's allocated shares and will vote that participant's proportionate share of the unallocated shares in accordance with the instructions of the other participants who provide voting instructions to the trustee on a timely basis. If a participant signs and timely returns an instruction card without indicating a vote, the trustee will vote that participant's allocated shares and his proportionate share of the unallocated shares in accordance with the recommendations of the Board of Directors.

     Participants in the TakeCare Savings and Retirement Plan are entitled to instruct the trustee, by means of a separate voting instruction card, as to how to vote shares of the Company's Common Stock allocated to their respective accounts. If the trustee receives an instruction card on a timely basis from a participant, the trustee will vote the participant's shares in accordance with the participant's instructions. If the trustee does not receive an instruction card from a participant or if a participant signs and returns an instruction card without indicating a vote, the trustee will vote that participant's shares proportionally in accordance with the instructions of the other participants who provide timely instructions to the trustee.

                     BENEFICIAL OWNERSHIP OF COMPANY SHARES

EQUITY OWNERSHIP OF MANAGEMENT

     The following table and footnotes set forth information with respect to each director, director nominee, the six executive officers named in the Summary Compensation Table herein and the executive officers and directors as a group as to beneficial ownership of shares of the Company's Common Stock and Series A Cumulative Convertible Preferred ("Series A Preferred") Stock, all as of September 15, 1995:

                                                              AMOUNT AND NATURE
                NAME OF                                         OF BENEFICIAL             PERCENT
            BENEFICIAL OWNER               CLASS OF STOCK       OWNERSHIP(1)              OF CLASS
           -----------------            --------------------  -----------------           --------
    Jack R. Anderson................    Common                      831,758(2)                2.1%
                                        Series A Preferred        2,771,794(2)               13.2%
    Westcott W. Price III...........    Common                      397,459(3)(4)(5)          1.0%
    Richard M. Burdge, Sr...........    Common                      275,130(5)(6)                *
                                        Series A Preferred          742,107(6)                3.5%
    Burke F. Gumbiner...............    Common                      144,760(3)(4)(5)             *
    Warner Heineman.................    Common                       15,450(5)                   *
    Robert W. Jamplis...............    Common                        2,500(5)                   *
    Robert C. Maxson................    Common                            0                      *
    Joseph F. Prevratil.............    Common                       22,500(5)                   *
    R. Judd Jessup..................    Common                      137,734(4)(5)                *
                                        Series A Preferred           51,248                      *
    Jack D. Massimino...............    Common                       36,906(4)(5)                *
    Eric D. Sipf....................    Common                      134,569(4)(5)(7)             *
                                        Series A Preferred          144,405                      *
    22 directors and executive
      officers as a group (including
      those named above)............    Common                    2,369,416(4)(5)(7)(8)       5.8%
                                        Series A Preferred        3,709,554                  17.6%

---------------

 *  Less than 1.0%.

(1) Reported in accordance with the beneficial ownership rules of the Securities and Exchange Commission (the "Commission"). Subject to community property laws, where applicable, voting power or investment power with respect to shares reflected in the table is not shared with others.

(2) Includes 137,202 shares of Common Stock held by Mr. Anderson's wife and 271,200 shares of Common Stock held by trusts of which Mr. Anderson's relatives are beneficiaries. Includes 457,340 shares of Series A Preferred held by Mr. Anderson's wife and 904,000 shares of Series A Preferred held by trusts of which Mr. Anderson's relatives are beneficiaries. Mr. Anderson disclaims beneficial ownership of these shares.

(3) Includes shares held under a revocable trust controlled by the named individual.

(4) Includes shares held by the trustee under the ESOP. As of June 30, 1995, the approximate number of shares of Common Stock allocated to the ESOP accounts of the named executive officers were as follows: Westcott W. Price
    III -- 5,209 shares; Jack D. Massimino -- 3,156 shares; R. Judd Jessup -- 72 shares; Eric D. Sipf -- 275 shares; and all executive officers of the Company as a group -- 33,854 shares.

(5) Includes stock options exercisable within 60 days after September 15, 1995, which are reported pursuant to Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended with respect to the following persons:
    Westcott W. Price III -- 30,000 shares; Burke F. Gumbiner -- 41,000 shares; Warner Heineman -- 9,200 shares; Joseph F. Prevratil -- 10,000 shares; Jack
    D. Massimino -- 33,750 shares; R. Judd Jessup 122,000 shares; Eric D.
    Sipf -- 47,281 shares; and all executive officers and directors of the Company (22 persons) as a group -- 646,669 shares. Also includes stock options exercisable within 60 days after September 15, 1995, which are reported pursuant to Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended, subject to stockholder approval at the Annual Meeting with respect to the following persons: Richard M. Burdge -- 2,500 shares; Warner
    Heineman -- 6,250 shares; Robert W. Jamplis -- 2,500 shares; and Joseph F. Prevratil -- 12,500 shares.

(6) Includes 25,030 shares of Common Stock and 83,438 shares of Series A Preferred held by Mr. Burdge's wife.

(7) Includes shares held by the trustee under the TakeCare Savings and Retirement Plan.

(8) Includes shares held by Mark B. Hacken and Ryan M. Trimble, former executive officers of the Company, who are named in the Summary Compensation Table herein. As of June 30, 1995, the approximate number of shares allocated to the ESOP accounts of Mark B. Hacken and Ryan M. Trimble were 108 shares and 3,199 shares, respectively. In addition, stock options exercisable within 60 days after September 15, 1995, which are reported pursuant to Rule 13d-3(d)(1) under the Securities and Exchange Act of 1934, as amended with respect to these former executive officers were as follows: Mark B.
    Hacken -- 200,000 shares and Ryan M. Trimble -- 30,500 shares.

COMMON STOCK OWNED BY OTHERS

     The following table sets forth information with respect to each other person believed by the Company to be the beneficial owner of more than five percent of the Company's Common Stock as of the dates noted.

                        NAME AND ADDRESS OF                        AMOUNT
                         BENEFICIAL OWNER                    BENEFICIALLY OWNED     PERCENT
                      ----------------------                 ------------------     -------
        The Capital Group Companies, Inc...................       4,413,000(1)       11.0%
          333 South Hope Street
          Los Angeles, CA 90071
        Heine Securities Corporation.......................       4,172,266(1)       10.4%
          51 John F. Kennedy Parkway
          Short Hills, NJ 07078
        FHP International Corporation......................       3,850,653(2)        9.6%
          Employee Stock Ownership Plan
          9900 Talbert Avenue
          Fountain Valley, CA 92708
        Invista Capital Management, Inc....................       2,036,166(1)        5.1%
          1500 Hub Tower, 699 Walnut Street
          Des Moines, IA 50309

---------------

(1) Based upon a Schedule 13F for the quarter ended June 30, 1995, filed with the Commission.

(2) Share ownership reported as of August 31, 1995.

                             ELECTION OF DIRECTORS

                                   PROPOSAL 1

     The Bylaws of the Company provide that the Board of Directors shall be classified into three classes as nearly equal in number as possible, such that approximately one-third of the members of the Board shall be elected at each annual meeting of Stockholders and each director shall serve for a 3-year term.

     The Board of Directors is presently comprised of 8 members and there are 3 director positions in the class whose term of office expires in 1995. The Board of Directors has designated Richard M. Burdge, Sr., Robert C. Maxson and Robert
W. Jamplis as nominees for election to 3-year terms expiring in 1998 and until their successors are elected and qualified. Each nominee has consented to being named in this Proxy Statement and to serve as a director if elected. All nominees presently serve on the Board.

     Management proxies will be voted FOR the election of the above named nominees, unless the Stockholders indicate that their proxies shall not be voted for them. If for any reason any nominee should decline or be unable to serve as a director, an event not now anticipated, the named proxies will vote for such substitute nominee, if any, as may be recommended by the existing Board of Directors.

     Biographical information follows for each person nominated and each person whose term of office as a Director will continue after the Annual Meeting. Directors' ages are as of September 15, 1995.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 1998 ANNUAL MEETING

     RICHARD M. BURDGE, SR., age 68, joined the Board of Directors of the Company in July, 1994 pursuant to the terms of an Agreement and Plan of Merger ("TakeCare Merger Agreement") whereby the Company acquired ownership of TakeCare, Inc. ("TakeCare") and agreed to add Mr. Burdge to the Company's Board of Directors and to renominate him at the Annual Meeting of Stockholders in November, 1995. Mr. Burdge currently serves as Chairman of the Compensation Committee and as a member of the Audit Committee of the Board of Directors. Mr. Burdge retired in 1984 as Executive Vice President of CIGNA Corporation, a position he held from 1982 to 1984. He served as Senior Executive Vice President of INA Corporation from 1980 to 1982 and as Executive Vice President of INA Corporation from 1975 to 1980. He also served as President and Chief Operating Officer of the American Stock Exchange from 1972 to 1975.

     ROBERT C. MAXSON, PH.D., age 59, joined the Board of Directors in August, 1995, when he filled a vacancy on the Board caused by the resignation of another director. He currently serves on the Compensation Committee of the Board. Dr. Maxson also serves on the Board of Directors of FHP Foundation. Dr. Maxson has been President of California State University, Long Beach, since 1994. Dr. Maxson served as the President of the University of Nevada, Las Vegas, from 1984 to 1994. He has also served on other corporate boards such as Bank of America Nevada and Houston Security Bank.

     ROBERT W. JAMPLIS, M.D., age 75, joined the Board of Directors in August, 1995, when he filled a vacancy on the Board caused by the resignation of another director. He serves as Chairman of the Quality Assessment Committee of the Board. He served on the Boards of Directors of TakeCare and two of its HMO subsidiaries prior to the Company's acquisition of TakeCare in 1994. Dr. Jamplis has been President and Chief Executive Officer of Palo Alto Medical Foundation since 1981, was named Executive Director of the Palo Alto Clinic in 1966, and joined the Clinic in 1954. Dr. Jamplis has written extensively and held leadership positions with numerous medical, academic and business organizations. He presently serves on the Boards of Directors of Children's Hospital at Stanford, Santa Barbara Medical Foundation Clinic, and the American Cancer Society -- California Division.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 1996 ANNUAL MEETING

     BURKE F. GUMBINER, age 44, has been a Director of the Company since 1984. He was a Vice President of the Company from 1984 to 1989, and in 1989 he became a Senior Vice President. Mr. Gumbiner joined the Company's largest HMO subsidiary, FHP, Inc. ("FHP") in 1972 and has served in several executive capacities. He currently has responsibility for the Company's insurance subsidiaries.

     WARNER HEINEMAN, age 73, has been a member of the Board of Directors of the Company since 1990 and is the Chairman of the Company's Audit Committee and a member of the Compensation Committee. Mr. Heineman has served as a Senior Advisor to First Business Bank since 1992. From 1989 to 1992, he served as Senior Vice President of Bank of Los Angeles. He also served as a Senior Vice President of City National Bank from 1981 to 1988. In 1981 he retired as Vice Chairman and Director of Union Bank after 38 years of service with that organization. Mr. Heineman is a trustee of Southwestern University School of Law, a member of the Board of Advisors of UCLA Medical Center, member of the Board of Visitors, UCLA School of Medicine, a member of the Board of Directors of FHP Foundation and a director of Alexander Haagen Properties, Inc. and Capital Market Fund, Inc.

     JACK R. ANDERSON, age 70, joined the Board of Directors of the Company in June, 1994, pursuant to the TakeCare Merger Agreement whereby the Company agreed to add Mr. Anderson to the Company's Board of Directors and to renominate him at the Annual Meeting of Stockholders in November, 1996. He was elected Chairman of the Board of Directors of the Company in June, 1995 and is a member of the Executive Committee of the Board. Mr. Anderson was Chairman of the Board of Directors of TakeCare from 1988 to June of 1994. He has been President of Calver Corporation, a health care consulting and investing firm and a private investor since 1982. Mr. Anderson currently serves on the Boards of Directors of Manor Care, Inc., Horizon Mental Health Management, Inc. and United Dental Care, Inc.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 1997 ANNUAL MEETING

     WESTCOTT W. PRICE III, age 56, has been Vice Chairman of the Board of Directors of the Company since 1986 and a Director of the Company since 1984. Mr. Price became President of the Company in 1989 and Chief Executive Officer in 1990. He also serves as President of two of the Company's HMO subsidiaries, having joined FHP in 1981 as a Senior Vice President. Mr. Price has been a member of the Board of Directors of FHP Foundation since 1985.

     JOSEPH F. PREVRATIL, age 57, has been a member of the Board of Directors of the Company since 1991 and is Chairman of the Company's Executive Committee and a member of its Audit and Compensation Committees. Mr. Prevratil also serves as a Director and Chief Executive Officer of FHP Foundation. From 1982 to 1988, Mr. Prevratil served as President of Wrather Port Properties, Inc., an entertainment and hotel complex that included the Queen Mary oceanliner in Long Beach, California. In 1988 and 1989 he served as Executive Director of the Port of Long Beach. From 1989 to 1993, Mr. Prevratil was President of his own business, providing contracted consulting and management services to the leisure-time industry and the Redevelopment Agency of the City of Long Beach. In 1993, Mr. Prevratil became President of the RMS Foundation, Inc., a nonprofit corporation operating the Queen Mary oceanliner attraction. Mr. Prevratil also serves as Chairman of the Board of IDM Corporation.

COMMITTEES OF THE BOARD AND BOARD ATTENDANCE

  Committees of the Board

     To assist in the discharge of its responsibilities, the Board of Directors of the Company has established several committees, including Executive, Audit and Compensation Committees. The members of these standing committees are elected by the Board of Directors and serve at the pleasure of the Board. The committees of the Board were reconstituted in June, 1995. At that time, the Board combined the functions of the Nominating Committee into the Executive Committee.

     The Company's Executive Committee is comprised of Joseph F. Prevratil (Chairman), Jack R. Anderson and Westcott W. Price III. During the year ended June 30, 1995, the Executive Committee (which at that time did not include Mr. Anderson) met 10 times. In performing its nominating function, the Executive Committee identifies and recommends director candidates to serve on the Board and Board committees; establishes and periodically reviews criteria for Board membership; develops policies on the optimum size and compensation of the Board and Board committees; and establishes procedures for the director nomination process.

     The Company's Audit Committee is comprised of Warner Heineman (Chairman), Joseph F. Prevratil and Richard M. Burdge. Mr. Burdge joined the Audit Committee in June of 1995, replacing Mr. Anderson who had previously served as Chairman of the Committee. The Audit Committee met 4 times during the year ended June 30, 1995. The Audit Committee recommends to the Board the retention or discharge of the Company's independent auditors; reviews the engagement of the independent auditors including the scope, extent and procedures of the audit and the fees to be paid therefor; reviews, in consultation with the independent auditors, the audit results and their opinion letter or proposed report of audit and related management letter, if any; reviews the independence of the independent auditors and, in this connection, reviews and approves the engagement of the independent auditors for services of a non-audit nature; reviews and approves the audited financial statements; consults with the independent auditors, the Company's internal auditors and the Company's management (together or separately) on the adequacy of internal accounting controls and reviews the results thereof; directs and supervises investigations into matters within the scope of the Audit Committee's duties; and performs such other functions as may be necessary in the efficient discharge of its duties.

     The Company's Compensation Committee is comprised of Richard M. Burdge (Chairman), Joseph F. Prevratil and Warner Heineman. Mr. Burdge joined the Compensation Committee in June of 1995, replacing Mr. Anderson. The Compensation Committee held 7 meetings during the year ended June 30, 1995. See "Compensation Committee Report on Executive Compensation" below. The Compensation Committee administers the granting of stock options to employees under the Company's Executive Incentive Plan; reviews and approves all compensation, including incentive compensation for the CEO and most highly paid executives of the Company; reviews and submits to the full Board recommendations concerning new executive compensation and stock plans; and establishes and periodically reviews the Company's policies regarding benefits.

  Attendance at Meetings

     The Board of Directors of the Company held 9 meetings and 3 times took action by unanimous written consent during the year ended June 30, 1995. Each director attended more than 75% of the meetings of the Board and Committees of the Board on which the director served at any time during the year.

                       NONEMPLOYEE DIRECTOR COMPENSATION

  Directors' Fees

     During the fiscal year ended June 30, 1995, each member of the Board of Directors received a retainer of $10,000 per quarter, each Executive Committee member received $3,000 per quarter, and each Audit Committee member received $3,000 per quarter. Warner Heineman also received $10,000 for serving on the Board of Directors of one of the Company's subsidiaries.

  Deferred Compensation

     The Company has a Deferred Compensation Plan for Nonemployee Directors. From July 1 through December 31, 1994, an amount equal to 12% of the nonemployee directors' annual director fees was credited to their benefit on the Company's books. The crediting rate was reduced to 8% beginning January 1, 1995. Such funds, together with earnings (credited at the same rate that the Company earns on its cash and cash equivalent investments), vest at the rate of 50% per year for each year that participants serve as nonemployee directors and are payable to the participants when they cease to be nonemployee directors.

     Set forth below are (1) the fees received during the fiscal year ended June 30, 1995 by the nonemployee directors of the Company for service as directors of the Company and certain of its subsidiaries and (2) the deferral amounts (including earnings) which were accrued on the Company's books for nonemployee directors during the fiscal year ended June 30, 1995.

                                                 FEES      DEFERRAL AMOUNTS
                                               -------     ----------------
     Jack R. Anderson........................  $52,000          $5,324
     Richard M. Burdge.......................   40,000           4,096
     Robert Gumbiner.........................   61,600           6,323
     Warner Heineman.........................   62,000           6,225
     Joseph F. Prevratil.....................   64,000           7,550

  Stock Options

     The Company's Executive Incentive Plan provides for the automatic award of nonqualified stock options to nonemployee directors according to the formula set forth below. Each person who first becomes a nonemployee director of the Company is awarded a nonqualified option to purchase 10,000 shares of the Company's Common Stock at an option exercise price equal to the market value of the Common Stock on the date that person becomes a director. This option becomes exercisable in full only after the optionee has completed two years of continuous service as a nonemployee director. Based on the foregoing formula, a nonqualified option was granted to Richard M. Burdge on July 5, 1994 to purchase 10,000 shares of the Company's Common Stock at an option exercise price of $23.625 per share.

     The Executive Incentive Plan further provides that a person who has continuously served as a nonemployee director of the Company for two years and has not received an option award during that period, is awarded a nonqualified option to purchase 10,000 additional shares of the Company's Common Stock. This option becomes exercisable at the rate of 20% of the shares covered thereby for each year thereafter that the optionee completes as a nonemployee director. Based on the foregoing formula, a nonqualified option was granted to Joseph F. Prevratil on December 1, 1994, to purchase 10,000 shares of the Company's Common Stock at an option exercise price of $27.00 per share.

     The Executive Incentive Plan also provides that a person who continuously serves as a nonemployee director of the Company for a period of two years after receiving the option award described in the preceding paragraph, receives an option to purchase 2,000 additional shares of Company's Common Stock annually for each year that the director continues to serve in that capacity. Each of these options becomes exercisable at the rate of 20% of the shares covered thereby for each year thereafter that the optionee completes as a nonemployee director. Based on the foregoing formula, a nonqualified option was granted to Warner Heineman on October 3, 1994, to purchase 2,000 shares of the Company's Common Stock at an option exercise price of $29.25 per share. In addition, certain nonemployee directors received automatic stock option awards for serving as Chairmen of specified Board committees which are subject to stockholder approval at the Annual Meeting. See Proposal 2 herein.

  Consulting Fees

     Warner Heineman received $1,250 during the last fiscal year for briefly serving as a consultant to one of the Company's subsidiaries.

     Robert Gumbiner retired as the President and CEO of the Company and FHP, Inc. in 1990 and, pursuant to his former employment agreement, continued to serve as a consultant to FHP, Inc. until June 30, 1995. In that capacity, he received compensation of $536,565 during the last fiscal year. Robert Gumbiner resigned from the Company's Board of Directors on June 22, 1995.

                             EXECUTIVE COMPENSATION

     The following table provides information concerning the annual and long-term compensation for services in all capacities to the Company and its subsidiaries for the fiscal years shown of those persons ("Named Executive Officers") who were, during the latest fiscal year (i) the chief executive officers and (ii) the other four most highly compensated executive officers of the Company.

                           SUMMARY COMPENSATION TABLE

                                                                                                     LONG-TERM
                                                                                                   COMPENSATION
                                                           ANNUAL COMPENSATION           ---------------------------------
                                                    ---------------------------------                          ALL OTHER
                                         FISCAL     SALARY        BONUS        OTHER       OPTION AWARDS      COMPENSATION
      NAME AND PRINCIPAL POSITION         YEAR      (1)($)       (2)($)       (3)($)     (NUMBER OF SHARES)      (4)($)
---------------------------------------  ------     -------      -------      -------    ------------------   ------------
WESTCOTT W. PRICE III..................   1995      499,990          -0-           --          275,000             9,582
Vice Chairman of the Board;               1994      428,922       95,514           --           50,000            28,301
President and CEO                         1993      360,000      186,600           --          100,000            27,463
MARK B. HACKEN.........................   1995      456,740(5)       -0-           --              -0-           613,360(5)
Former President and CEO,                 1994      271,636       61,532           --          200,000             1,012
Office of the Chief Executive             1993          -0-          -0-          -0-            2,000               -0-
JACK D. MASSIMINO......................   1995      450,008          -0-           --           25,000            10,492
Executive Vice President and              1994      345,482      151,226           --          225,000            29,277
Chief Operating Officer                   1993      250,000      152,500           --           75,000            27,963
RYAN M. TRIMBLE(7).....................   1995      400,005          -0-           --           20,000             9,793
Former Senior Vice President              1994      304,462       60,613       39,775(6)       120,000            29,017
                                          1993      184,308       87,505       39,584(6)        50,000            24,000
ERIC D. SIPF...........................   1995      274,934       52,500          -0-              -0-            10,498(9)
Senior Vice President                     1994        1,181(8)        --(10)      -0-           40,000                --
                                          1993           --           --           --               --                --
R. JUDD JESSUP.........................   1995      300,000          -0-      120,238(13)           -0-           13,951(9)
Senior Vice President                     1994        1,474(11)       --(12)      -0-          100,000                --
                                          1993           --           --           --               --                --

---------------
 (1) Includes the base salary earned by the Named Executive Officer during the fiscal year covered and any voluntary salary reduction resulting from contributions for the fiscal year by the Named Executive Officer to (a) the Company's Employee Stock Ownership Plan under Internal Revenue Code Section 401(k), and (b) the FHP, Inc. Deferred Compensation Plan for Executives and Physicians.

 (2) Includes the cash value of bonus earned by the Named Executive Officer during the fiscal year covered and the cash value of voluntary bonus reductions resulting in contributions to (a) the Company's Employee Stock Ownership Plan under Internal Revenue Code Section 401(k) and (b) the FHP, Inc. Deferred Compensation Plan for Executives and Physicians.

 (3) Excludes perquisites and other personal benefits if the value did not exceed the lesser of $50,000 or 10% of both salary and bonus. In accordance with the transitional provisions applicable to the revised rules on executive officer compensation disclosure adopted by the Commission, amounts of Other Annual Compensation and All Other Compensation are excluded for fiscal year 1993.

 (4) Includes the dollar value of taxable income from group term life insurance coverage in excess of $50,000 purchased by the Company as follows: Westcott
     W. Price III -- $582; Mark B. Hacken -- $1,647; Jack D.
     Massimino -- $1,492; Ryan M. Trimble -- $739; Eric D. Sipf -- $241; and R. Judd Jessup -- $201. Also includes Company contributions under the FHP Money Purchase Pension Plan as follows: Westcott W. Price III -- $6,000; Jack D. Massimino -- $6,000; and Ryan M. Trimble -- $6,000. Also includes Company contributions under the Company's Employee Stock Ownership Plan as follows: Westcott W. Price III -- $3,000; Jack D. Massimino -- $3,000; and Ryan M. Trimble -- $3,000. The foregoing retirement plan contributions are through December 31, 1994. Contributions are made annually on December 31st; therefore, no contributions were made for the six-month period ended June 30, 1995. Eric D. Sipf and R. Judd Jessup became participants in the retirement plans on January 1, 1995.

 (5) Mr. Hacken entered into a two-year Employment Agreement with the Company as of November 1, 1993. The Agreement provided for Mr. Hacken to receive an initial base salary at a rate of $400,000 (later increased to $475,000) per year and to receive a stock option to purchase 200,000 shares of common stock. The option would become fully exercisable after two years and terminate six years from the date of grant. The Board of Directors terminated the employment of Mr. Hacken effective March 29, 1995 and, pursuant to an agreement with Mr. Hacken, the Company paid him $611,713 and accelerated the vesting of his stock option.

 (6) Includes an automobile allowance of $9,600. $30,000 represents a portion of the principal amount of a loan forgiven during the fiscal year ended June 30, 1994. Includes an automobile allowance of $7,643, a reimbursement by the Company of $11,827 in expenses associated with Dr. Trimble's relocation to California and $20,000 representing a portion of the principal amount of a loan forgiven during the fiscal year ended June 30, 1993. See "Certain Transactions" below.

 (7) Dr. Trimble separated from the Company effective June 30, 1995, and the Company has agreed to (i) pay him his full salary and medical, dental and life insurance benefits, and (ii) permit him to vest in and exercise previously granted stock options through December 31, 1996.

 (8) Following the acquisition of TakeCare on June 17, 1994, Mr. Sipf became an employee of the Company and served as such during the last 13 days during the fiscal year ended June 30, 1994. On an annualized basis, his salary for fiscal year 1994 would have been approximately $189,000.

 (9) Includes $10,257 paid to Mr. Sipf and $13,750 paid to Mr. Jessup in lieu of certain welfare benefits which they were otherwise entitled to as employees of TakeCare.

(10) Mr. Sipf received a bonus of $180,741 under the TakeCare Executive Incentive Program for the period of January 1, 1994 through June 17, 1994.

(11) Following the acquisition of TakeCare, Mr. Jessup became an employee of the Company and served as such during the last 13 days of the fiscal year ended June 30, 1994. On an annualized basis, his salary for fiscal year 1994 would have been approximately $235,800.

(12) Mr. Jessup received a bonus of $158,422 under the TakeCare Executive Incentive Program for the period of January 1, 1994 through June 17, 1994.

(13) Represents a reimbursement by the Company of expenses associated with Mr. Jessup's relocation to southern California following the Company's acquisition of TakeCare.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table provides details regarding stock options granted under the Company's Executive Incentive Plan to the Named Executive Officers during the fiscal year ended June 30, 1995. In addition, in accordance with Commission rules, there are shown the hypothetical gains or "option spreads" that would exist for the respective options if they were exercised. These gains are based on assumed rates of compound stock price appreciation of 5% and 10% from the date the options were granted over the full option term. In assessing these values it should be kept in mind that no matter what theoretical value is placed on a stock option, its ultimate value will depend on the market value of the Company's stock at a future date. The Company's Executive Incentive Plan does not provide for the grant of stock appreciation rights.

                                                                                               POTENTIAL REALIZABLE
                                                                                             VALUE AT ASSUMED ANNUAL
                                                                                               RATES OF STOCK PRICE
                                                                                             APPRECIATION FOR OPTION
                           NUMBER OF SHARES       % OF TOTAL       EXERCISE                          TERM(2)
                              UNDERLYING       OPTIONS GRANTED      PRICE                    ------------------------
                               OPTIONS           TO EMPLOYEES        PER       EXPIRATION        5%           10%
          NAME                GRANTED(1)        IN FISCAL YEAR     SHARE(1)       DATE       ($38.6862)    ($61.6014)
-------------------------  ----------------    ----------------    --------    ----------    ----------    ----------
Westcott W. Price III....        25,000(3)            3.1%         $23.75      07/01/04     $  373,405    $  946,285
                                250,000(3)           30.8%         $23.75      07/01/04      3,734,050     9,462,850
Mark B. Hacken...........           -0-                -0-             NA            NA             NA            NA
Jack D. Massimino........        25,000(3)            3.1%         $23.75      07/01/04        373,405       946,285
Ryan M. Trimble..........        20,000(3)            2.5%         $23.75      07/01/04        298,724       757,028
Eric D. Sipf.............           -0-                -0-             NA            NA             NA            NA
R. Judd Jessup...........           -0-                -0-             NA            NA             NA            NA

---------------
(1) All options were granted at an exercise price equal to the fair market value of the Company's Common Stock on the option grant date. All options may become fully exercisable on the occurrence of a change of control as described in the Company's Executive Incentive Plan.

(2) These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the future performance of the Common Stock and overall stock market conditions. There can be no assurance that the amounts reflected in this table will be achieved.

(3) Exercisable July 1, 2001, but subject to accelerated incremental vesting as to 10%, 15%, 20%, 25%, and 30% of the total number of option shares granted, respectively, each year subsequent to the date of the grant (i) if the consolidated earnings per share ("EPS") of the Company for the fiscal year ending on the June 30 immediately preceding such accelerated vesting date exceed both EPS for the preceding fiscal year, and the average EPS for the two preceding fiscal years and (ii) if the Optionee shall have been in the continuous employ of the Company or any subsidiary from the date of grant of this option through such accelerated vesting date. If accelerated vesting does not occur the percentage will be carried forward and added to the percentage which becomes eligible for accelerated vesting with respect to the next anniversary date.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

     The following table provides information concerning the exercise of options during the last fiscal year and unexercised options held as of the end of the last fiscal year by the Named Executive Officers.

                                                                NUMBER OF UNEXERCISED             VALUE OF UNEXERCISED
                               SHARES                             OPTION SHARES AT                 IN-THE-MONEY OPTION
                            ACQUIRED ON        VALUE                 FY-END (#)                   SHARES AT FY-END ($)
                              EXERCISE        REALIZED      -----------------------------     -----------------------------
           NAME                 (#)             ($)         EXERCISABLE    UNEXERCISABLE      EXERCISABLE    UNEXERCISABLE
--------------------------  ------------     ----------     ------------   --------------     ------------   --------------
Westcott W. Price III.....        -0-               -0-         30,000         395,000            146,875         440,625
Mark B. Hacken............        -0-               -0-        218,800             -0-            592,510             -0-
Jack D. Massimino.........     18,750           193,359         32,500         288,750                -0-         330,469
Ryan M. Trimble...........        -0-               -0-         30,500         165,500            127,642         220,313
Eric D. Sipf..............     43,281         1,007,636          4,000         122,562              4,500       1,942,159
R. Judd Jessup............        -0-               -0-        122,000          90,000          1,953,750         101,250

CHANGE IN CONTROL EMPLOYMENT AGREEMENTS

     The Company has entered into agreements ("Employment Agreements") with certain key executive officers, including several of the Named Executive Officers, providing for benefits in the event of a "Change of Control" of the Company. For the purposes of the Employment Agreements, a Change of Control occurs when: (i) another party, other than a Company sponsored employee benefit plan, acquires (other than directly from the Company) beneficial ownership of 20% or more of the Company's stock or voting securities; (ii) there is a change in a majority of the current Board of Directors (the "Incumbent Board") (excluding any persons approved by a vote of the Incumbent Board other than in connection with an actual or threatened proxy contest); or (iii) there is a consummation of a complete liquidation or dissolution of the Company or a merger, consolidation or sale of all or substantially all of the Company's assets (collectively, a "Business Combination") other than a Business Combination in which all or substantially all of the stockholders of the Company received 70% or more of the stock of the Company resulting from the Business Combination and at least a majority of the board of directors of the resulting corporation were members of the Incumbent Board.

     The Employment Agreements provide that the executive's employment shall continue for three years following a Change of Control on equivalent terms (including position, duties, compensation and benefits) to those existing immediately prior to the Change of Control. If during this three-year period the executive's employment is terminated other than for "Cause," or if the executive terminates his employment for "Good Reason" (as defined in the Employment Agreements), or voluntarily during a 20-day period following the first anniversary of the Change of Control, the executive is entitled to receive an accrued salary and annual incentive payment through the date of termination and, except in the event of death or disability, a lump-sum severance payment equal to three times the sum of the executive's base salary and annual bonus (and certain pension credit and insurance and other welfare plan benefits). Further, an additional "Gross-Up" payment is required in such amount that after the payment of all income and excise taxes, the executive will be in the same after-tax position as if no excise tax under the Internal Revenue Code of 1986, as amended, has been imposed.

FILING DISCLOSURE

     Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder require the Company's officers and directors and persons who own more than 10% of the Company's Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish the Company with copies.

     Based upon its review of the copies of such forms received by it, or written representation from certain reporting persons, the Company believes that, during the last fiscal year, all filing requirements applicable to its officers, directors, and greater than 10% beneficial owners were complied with, except that Timothy J. Brady did not file on a timely basis one report on Form 4 reflecting one security transaction.

CERTAIN TRANSACTIONS

     Robert W. Jamplis became a member of the Company's Board of Directors effective August 7, 1995. During the fiscal year ended June 30, 1995, the Company's HMO subsidiaries made payments totaling approximately $16.9 million to the Palo Alto Medical Foundation for the provision of health care services to approximately 20,000 of the Company's HMO members. Robert W. Jamplis currently serves as President and Chief Executive Officer of the Palo Alto Medical Foundation.

     Robert Gumbiner resigned from the Board of Directors on June 22, 1995. FHP presently leases improved real property from Plaza Land Corporation, the sole shareholder of which is Robert Gumbiner. The property is located in Long Beach, California, and is the site of FHP's Plaza Medical Building. During the fiscal year ended June 30, 1995, FHP paid rent totalling $404,498 under the lease. The rental rate is adjusted annually based on changes in the consumer price index. The lease expires in August, 1999, at which time FHP has an option to purchase the property for 90% of its then appraised value.

     Since 1983, FHP has leased improved real property from a limited partnership, the general partner of which is Robert Gumbiner. The property is located in Long Beach, California, and is the site of FHP's Long Beach Senior Center. The lease was entered into in October, 1983 and extends to December 31, 1995. During the fiscal year ended June 30, 1995, FHP paid rent totaling $252,000 under the lease.

     In 1992, Ryan M. Trimble borrowed $150,000 from FHP for the purpose of purchasing a residence in California following his relocation from Arizona. $60,000 of the borrowed amount was forgiven by July of 1995 and an additional $40,000 of the borrowed amount would have been forgiven in installments of $20,000 a year if Dr. Trimble remained employed with FHP through July of 1997, at which time the remaining $50,000 principal balance, together with interest at the rate of 6.5% a year will be due and payable. Effective June 30, 1995, Dr. Trimble separated from the Company under an arrangement whereby he will continue to receive his salary and employment benefits until December 31, 1996. During this period, he will also continue to vest in and have the right to exercise stock options previously granted to him. If Dr. Trimble continues to abide by the terms of his separation arrangement with the Company, his loan from FHP will be completely forgiven.

     In 1990, Robert N. Franklin, a Senior Vice President of the Company, borrowed $100,000 from FHP for the purpose of purchasing a residence in California following his relocation from New Mexico. The loan, which bears interest at the rate of 9% per annum, may be forgiven in installments of $25,000 a year if Mr. Franklin remains employed with FHP through January of 1996. At June 30, 1995, $75,000 of principal plus accrued interest had been forgiven and the outstanding principal balance was $25,000. In the interim, the loan is secured by a recorded second lien on Mr. Franklin's residence.

     In 1995, Mr. Franklin borrowed an additional $100,000 from the Company for the purpose of purchasing a new residence. The loan, which bears interest at the rate of 7.96% per annum, is payable in five annual installments of $20,000 each commencing on December 1, 1995. In the interim, the loan is secured by a recorded second lien on Mr. Franklin's residence.

     In 1992, Christobel E. Selecky, a Senior Vice President of the Company, borrowed $95,000 from FHP for the purpose of purchasing a residence. At September 30, 1995, the principal amount of this loan was $76,715. The loan, which is secured by a recorded second lien against Ms. Selecky's residence, accrues interest at a rate of 7.5% per annum until maturity. Effective July 25, 1995, Ms. Selecky separated from the Company under an arrangement whereby this loan will be repaid in installments on or before January 26, 1997.

     In 1994, Kenneth S. Ord, Senior Vice President and Chief Financial Officer of the Company, borrowed $100,000 for the purpose of purchasing a residence in California following his relocation from Michigan. The loan, which bears interest at a rate of 8.5% per annum, may be forgiven in installments of $20,000 a year if Mr. Ord remains employed with the Company through February 14, 1999. In the interim, the loan is secured by a recorded second lien on Mr. Ord's residence. At June 30, 1995, the loan had been forgiven, in part, by $20,000 plus accrued interest, and the outstanding principal balance was $80,000.

     In 1994, Jeffrey H. Margolis, Senior Vice President and Chief Information Officer of the Company, borrowed $150,000 from the Company for the purpose of purchasing a residence in California following his relocation from Colorado. $100,000 of the loan, which bears interest at a rate of 8.5% per annum, may be forgiven in installments of $20,000 per year if Mr. Margolis remains employed with the Company through August 1, 1999. The remaining $50,000 of principal, together with interest thereon, is due and payable on August 1, 1997.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
                    FOR THE FISCAL YEAR ENDED JUNE 30, 1995

INTRODUCTION

     The Compensation Committee of the Board of Directors of the Company (the "Committee") consists of Richard Burdge (Chairman), Warner Heineman and Joseph Prevratil. Mr. Prevratil served as Chairman of the Committee during most of the fiscal year ended June 30, 1995. Mr. Burdge joined the Committee on June 15, 1995, replacing Mr. Anderson, who had served on the Committee during most of the fiscal year. Mr. Heineman served on the Committee throughout the fiscal year. All members of the Committee are nonemployee directors who are not eligible to participate in any of the executive compensation programs. The Committee has responsibility for administration of the Company's executive compensation programs, including the Management Compensation Program (the "Salary Program"), under which salaries of senior management personnel are determined; the Management Incentive Plan (the "Bonus Program"), which provides for cash bonuses to salaried employees; and the Executive Incentive Plan, which authorizes grants of stock options, restricted stock and performance units.

COMPENSATION PHILOSOPHY

     The Company's executive compensation policies are designed to (i) provide competitive levels of overall compensation in order to attract and retain qualified executives in the industry, (ii) motivate executive officers to achieve the Company's business objectives, and (iii) reward executive officers for their achievements on behalf of the Company. To achieve these goals, the Committee and the Board of Directors have followed an executive compensation program primarily consisting of three integrated components -- base salaries, executive incentives and stock options.

BASE SALARIES

  Fiscal 1995 Salaries

     It is the policy of the Committee to establish and maintain executive salary levels that reflect position responsibilities, are competitive with salary structures for health care executive groups having similar operating responsibilities and are capable of attracting, retaining and motivating executives. Historically, increases in base salaries have been dependent on the executives' and the Company's performance for the previous year.

     In June, 1994, the Company acquired TakeCare, Inc., creating the fifth largest HMO in the United States with annual revenue of $3.3 billion. In contemplation of the acquisition, the Company instituted changes in the operational and functional responsibilities of the executives and established new base salaries as follows: Mr. Price, $500,000; Mr. Hacken, $475,000; Mr. Massimino, $450,000; Mr. Trimble, $400,000; Mr. Jessup, $300,000; and Mr. Sipf, $250,000. In establishing these base salaries, the Committee consulted with William M. Mercer, Incorporated, an independent consultant specializing in such matters. No changes were made to the foregoing base salaries of the named executive officers during the course of fiscal year 1995.

ANNUAL INCENTIVES

     The Company has for many years utilized its Bonus Program to provide annual incentives to executive personnel of the Company and its subsidiaries. For fiscal year 1995, the Bonus Program provided for potential cash bonuses to eligible participants based on a percentage of each participant's gross salary. The highest percentage bonus payable to executive officers under the Bonus Program was 50%, although additional discretionary awards were possible in recognition of extraordinary individual performance.

     Under the Bonus Program, the Board of Directors annually establishes financial and operational goals for the Company as a whole and separately establishes appropriate performance targets for each geographical region and for each major corporate function (sales and marketing; finance; human resources; etc.) within the Company. For fiscal year 1995, the Company's financial goals were pre-tax income, return on assets and cash flow. The operational goals included quality and service and productivity improvement. The regional/functional goals were pre-tax income, quality and service and productivity improvement. Each participant's final bonus is determined by weighing his performance against certain pre-established financial and operational objectives.

  Fiscal 1995 Bonuses

     In fiscal year 1995, the Company failed to achieve its financial goals under the Bonus Program for pre-tax income, return on assets and cash flow. Although several regions and divisions did achieve their objectives, failure to meet the goals established for the Company as a whole resulted in no bonuses being paid to most of the Named Executive Officers. The Compensation Committee did award Eric D. Sipf a $52,500 bonus for his efforts in managing the Company's Eastern Division HMO operations (covering the states of Colorado, Illinois, Ohio and Texas) during fiscal year 1995.

LONG-TERM INCENTIVE PROGRAM

     In 1992, the Committee approved a program providing for a series of grants of nonqualified stock options spaced over four successive years (beginning July 1, 1992 and ending July 1, 1995) in which the vesting schedule of each option is tied directly to growth in earnings per share ("EPS"). The optionees are presented under each option with five annual opportunities for accelerated vesting, which will be realized in a particular year only if EPS exceeds both EPS of the previous year and average EPS for the two previous years. Because of the four-year schedule for the granting of options, this challenge is presented to the optionees each year for eight continuous years from 1993 to the year 2000. This provides incentives for continued service with the Company while establishing a new option price for each grant that should reflect the Company's recent performance.

     EPS increased in 1993 and 1994, resulting in the partial acceleration of vesting of options previously granted under the four-year program described above. During fiscal year 1995, however, the Company's EPS did not increase. Therefore there was no additional acceleration of vesting of such options during the last fiscal year.

     No additional options have been awarded to any of the Named Executive Officers during fiscal 1995 except for a grant for 250,000 shares to Mr. Price at the very beginning of fiscal year 1995, which option was issued at an exercise price equal to the fair market value of the Company's common stock as of the date of grant. This award was the last of a separate series of special one-time awards made to certain of the Named Executive Officers to recognize their increased responsibilities following the merger with TakeCare in fiscal 1994.

PERFORMANCE OF THE CHIEF EXECUTIVE OFFICERS

     During the first eight months of the 1995 fiscal year, Messrs. Price and Hacken together served in the Office of the Chief Executive. On February 24, 1995, the Board of Directors terminated the Office of the Chief Executive, and Mr. Hacken ceased to be an officer and employee of the Company. Westcott W. Price III continued as the sole President and Chief Executive Officer. Mr. Price's salary throughout the fiscal year continued at the level set during fiscal year 1994 in connection with the TakeCare merger. Consistent with the results applicable to the other executive officers described above, Mr. Price did not receive any bonus under the Bonus Program for 1995, there was no additional acceleration of vesting of the option's previously granted to him, and he did not receive any new option awards (except as indicated above).

     Mr. Hacken's 1995 compensation was determined by the terms of his employment agreement, which he entered into with the Company on November 1, 1993. This agreement provided for a minimum base salary of $400,000 per year (increased to $475,000 in connection with the TakeCare merger) and for the award of options for 200,000 shares of common stock, which were awarded in October, 1993. He did not receive any bonus for his period of employment during fiscal year 1995.

                                          Respectfully submitted,

                                          RICHARD M. BURDGE, SR.

                                          WARNER HEINEMAN

                                          JOSEPH F. PREVRATIL

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Board of Directors of the Company during most of fiscal year ended June 30, 1995, consisted of Joseph F. Prevratil (Chairman), Jack R. Anderson and Warner Heineman, each of whom is a nonemployee Director of the Company.

     Mr. Prevratil is the President of the RMS Foundation, Inc. (the "Foundation") which manages the day-to-day operations of the Queen Mary oceanliner tourist attraction located in Long Beach harbor in California. During the fiscal year ended June 30, 1994, and a portion of fiscal year ended June 30, 1995, the Company's HMO and insurance subsidiaries provided health care coverage to the Foundation's employees. During the fiscal year ended June 30, 1995 the Foundation's largest outstanding account balance was $355,109 on which it agreed to pay interest at the rate of 8.5% per annum. As of October 6, 1995, the Foundation had no outstanding account balance.

     No executive officer of the Company during the last fiscal year served as a member of a compensation committee or director of another for-profit entity in a situation in which an executive officer of such other entity served as a member of the Compensation Committee or Director of the Company.

                               PERFORMANCE GRAPH

     The following graph demonstrates the performance of the cumulative total return to the stockholders of the Company's Common Stock during the previous five fiscal years in comparison to the cumulative total return of the Standard & Poor's (S&P) Health Care Composite Index and the S&P 500 Stock Index.

      Measurement Period
    (Fiscal Year Covered)            FHPC         S&P Health        S&P 500
    ---------------------            -----        ----------        -------
1990                                 100.0           100.0           100.0
1991                                 140.5           127.6           107.4
1992                                 106.9           144.0           121.7
1993                                 166.4           131.4           138.3
1994                                 146.6           135.1           140.2
1995                                 140.5           194.2           175.6

Assumes $100 invested on June 30, 1990 in FHP Common Stock, S&P Health Care Composite Index, and S&P 500 Index.

                       PROPOSAL TO APPROVE CHANGES IN THE
                      EXECUTIVE INCENTIVE PLAN RELATING TO
                       OPTIONS FOR DIRECTORS WHO SERVE AS
                          CHAIRMEN OF BOARD COMMITTEES

                                   PROPOSAL 2

     The Company's Executive Incentive Plan (the "Plan") is a key element for attracting qualified persons to serve as directors and officers of the Company. At the Annual Meeting, the stockholders will be asked to approve changes in the Plan to provide for the grant of additional Option Rights to the Chairmen of certain committees of the Board of Directors. The purpose of the proposed changes is to reflect the importance of these critical positions and the significant efforts required by nonemployee directors serving as Chairmen. No other substantive changes in the Plan are being made at this time and no increase is being proposed in the number of shares authorized for issuance under the Plan.

     A summary of the proposed changes is set forth below, followed by a summary description of the material features of the Plan as amended (the "Amended Plan"). The full text of the Amended Plan is annexed to this Proxy Statement as Exhibit A, and the following summaries are qualified in their entirety by reference to Exhibit A.

                               SUMMARY OF CHANGES

     The Plan has provided for automatic annual grants of nonqualified stock options to nonemployee directors of the Company since 1989. The Amended Plan, which was adopted, subject to shareholder approval, by the Board of Directors on June 15, 1995, adds provisions for the grant of additional Option Rights to the Chairmen of the Executive, Audit, Compensation and Quality Assessment Committees if such Chairmen are nonemployee directors. Each nonemployee director who serves as Chairman of the Executive Committee will be awarded an Option Right to purchase 50,000 shares. Each nonemployee director who serves as Chairman of the Audit Committee will be awarded an Option Right to purchase 25,000 shares. Each nonemployee director who serves as Chairman of the Compensation Committee and each nonemployee director who serves as Chairman of the Quality Assessment Committee will receive Option Rights to purchase 10,000 shares.

     In each case, the award will be granted on the date the director is first elected to such position. The exercise price of such Option Rights will be equal to the market value per share on the date of award. They will be exercisable 25% as of the date of grant and 25% on the first three anniversaries thereof on which such Chairman has continuously served as a nonemployee director of the Company. These Option Rights will expire on the earlier of (i) ten years after the date of grant, or (ii) one year after the applicable Chairman has ceased to serve as a nonemployee director.

                          SUMMARY OF THE AMENDED PLAN

     The Amended Plan authorizes the discretionary award of options to purchase Common Stock ("Option Rights"), restricted shares and performance units to employees. It also authorizes formula awards of Option Rights to nonemployee directors. Since the Company has not awarded any restricted shares or performance units in recent years, these types of awards are not described below, but the terms that may be established by the Committee when making such awards are set forth in detail in Exhibit A.

SHARES AVAILABLE UNDER THE PLAN

     Subject to adjustment as provided in the Amended Plan, the number of shares which may be (i) sold upon the exercise of Option Rights or (ii) awarded or sold as restricted shares and released from substantial risk of forfeiture, is 6,000,000 shares of Common Stock on and after July 1, 1992. Between July 1, 1992 and September 15, 1995, 1,096,292 shares were issued upon the exercise of stock options under the Plan. As of September 15, 1995, there were outstanding awards of Option Rights for 3,935,315 shares under the Amended Plan and 968,393 shares were available for future awards.

ELIGIBILITY AND ADMINISTRATION

     Any person who is a director, officer, key employee, consultant or agent of the company or its subsidiaries, or who has agreed to begin serving in any such capacity within 90 days of the date of grant, may be selected by the Compensation Committee, which administers the Amended Plan pursuant to authority delegated by the Board of Directors, to receive benefits under the Amended Plan. However, nonemployee directors are only eligible to receive benefits pursuant to the provisions of the Amended Plan relating to the automatic award of option rights to nonemployee directors.

OPTION RIGHTS -- DISCRETIONARY AWARDS

     The Compensation Committee may grant Option Rights that entitle the optionee to purchase shares of Common Stock at a price equal to or greater than market value on the date of grant. Option Rights granted under the Amended Plan may be Option Rights that are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986 (the "Code") or Option Rights that are not intended to so qualify. No Option Right is transferable by a participant except by will or the laws of descent and distribution. The option price is payable at the time of exercise in cash or by check or by the transfer to the Company of shares of Common Stock that are already owned by the optionee. The Compensation Committee has the authority to specify at the time Option Rights are granted that shares of

Common Stock will not be accepted in payment of the option price until they have been owned by the optionee for a specified period. However, the Amended Plan does not require any such holding period and would permit immediate sequential exchanges of shares at the time of exercise of Option Rights.

     The Compensation Committee will specify at the time of the grant the period or periods of continuous service by the optionee with the Company or a subsidiary which is required before the Option Rights or installments thereof become exercisable. The Board may provide for earlier exercise of the Option Rights in the event of retirement, death or disability or a change in control of the Company as described in paragraph 13(e) of the Amended Plan. No Option Right may be exercisable more than ten years from the date of grant.

OPTION RIGHTS -- AUTOMATIC AWARDS

     In 1989, the Plan was first amended to establish automatic formula awards of nonqualified stock options to nonemployee directors of the Company on a one-time basis. In 1991, the Plan was amended again to provide for a formula for the automatic grant of nonqualified stock options to nonemployee directors of the Company on an ongoing basis. The formula provides that each person who first becomes a nonemployee director of the Company will be awarded Option Rights to purchase 10,000 shares of the Company's Common Stock on the date that person becomes a director. Each of these Option Rights become exercisable in full only after the optionee has completed two years of continuous services as a nonemployee director, or upon a change in control, and will expire after the earlier of ten years from the date the option is awarded or three months after the optionee ceases to be a director.

     The formula also provides that a person who has continuously served as a nonemployee director of the Company for two years and has not received an option award during that time will be awarded a nonqualified option to purchase 10,000 shares of Common Stock at a price equal to the market value of the Common Stock on the date of the award. Each of these options becomes exercisable to the extent of 20% of the shares covered thereby for each year of continuous service that the optionee completes as a nonemployee director and will expire after the earlier of ten years from the date the option is awarded or three months after the optionee ceases to be a director.

     The formula provides further that each person who has continuously served as a nonemployee director of the Company or FHP, Inc. for a period of two years after receiving the option award described in the preceding paragraph will receive an Option Right to purchase 2,000 shares of Common Stock at an option exercise price equal to the market value of the Common Stock on the date of the award. Such Option Rights will be awarded annually for each year that the director continues to serve in that capacity. Each of these Option Rights becomes exercisable to the extent of 20% of the shares covered thereby for each year of continuous service that the optionee completes as a nonemployee director (or upon a change of control) and expires after the earlier of ten years from the date the option is awarded or three months after the optionee ceases to be a director.

     Subject to approval by shareholders at the 1995 annual meeting, the Amended Plan now provides for awards of additional Option Rights to certain Committee Chairmen. Each nonemployee director who serves as Chairman of the Executive Committee will be awarded an Option Right to purchase 50,000 shares. Each nonemployee director who serves as Chairman of the Audit Committee will be awarded an Option Right to purchase 25,000 shares. Each nonemployee director who serves as Chairman of the Compensation Committee will receive Option Rights to purchase 10,000 shares. Each nonemployee director who serves as the Chairman of the Quality Assessment Committee will receive Option Rights to purchase 10,000 shares. Awards have been made to each of the individuals currently serving in these positions, subject to shareholder approval, pursuant to the Amended Plan. Future awards will be granted on the date the director is first elected to such position. The exercise price of all these Option Rights is equal to the market value of the Common Stock on the date of the award. They will be exercisable 25% as of the date of grant and 25% on the first three anniversaries thereof on which such Chairman has continuously served as a nonemployee director of the company, or upon a change in control. These Option Rights will expire on the earlier of (i) ten years after the date of grant, or (ii) one year after the optionee has ceased to serve as a nonemployee director.

AMENDMENTS AND MISCELLANEOUS

     The Plan may be amended from time to time by the Board of Directors; however, without further approval by the shareholders of the Company, no such amendment may (i) increase the aggregate number of shares of Common Stock that may be issued or transferred and covered by outstanding awards, (ii) change the definition of "Eligible Participant", or (iii) cause Rule 16b-3 under the Exchange Act to cease to be applicable to the Plan.

     The Board of Directors may make or provide for such adjustments in the maximum number of shares specified in the Amended Plan, in the number of shares of Common Stock covered by outstanding Option Rights granted under the Amended Plan and in the prices per share applicable to such Option Rights, as such Board may determine is equitably required to prevent dilution or enlargement of the rights of optionees that otherwise would result from any stock dividend, stock split, recapitalization, merger or other corporate transaction.

     With the consent of the affected optionee, the Compensation Committee may cancel any agreement evidencing Option Rights. In the event of such cancellation, the Board may authorize the granting of new Option Rights (which may or may not cover the same number of shares subject to the prior agreement) at such price and terms as would have been applicable under the Amended Plan had the cancelled Option Rights not been granted.

NEW PLAN BENEFITS

     It is not possible to determine the specific amounts that may be awarded to various individuals in the future under the Amended Plan. However, the table below sets forth certain information about awards of Option Rights made during the fiscal year ended June 30, 1995, to the executive officers named in the Summary Compensation Table, certain other key employees and certain nonemployee Directors (including awards of Option Rights subject to stockholder approval).

                            NEW PLAN BENEFITS TABLE

                   FHP INTERNATIONAL CORPORATION AMENDED AND
                       RESTATED EXECUTIVE INCENTIVE PLAN

                                                                                  OPTION RIGHTS
                                                                                   (NUMBER OF
                               NAME AND POSITION                                     SHARES)
--------------------------------------------------------------------------------  -------------
Westcott W. Price III...........................................................     275,000
Mark B. Hacken..................................................................         -0-
Jack D. Massimino...............................................................      25,000
Ryan M. Trimble.................................................................      20,000
Eric D. Sipf....................................................................         -0-
R. Judd Jessup..................................................................         -0-
Executive Group (including above named executive officers)......................     425,000
Non-Executive Director Group(1).................................................     117,000
Non-Executive Officer Employee Group............................................     270,100

---------------
(1) Does not include Option Rights granted to Robert A. Maxson and Robert W. Jamplis upon their joining the Board of Directors after June 30, 1995.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The only awards made under the Plan in recent years have been nonqualified Option Rights. In general: (i) no income is recognized by an optionee at the time a nonqualified Option Right is granted; (ii) at the time of exercise of a nonqualified Option Right, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares if they are nonrestricted on the date of exercise; and (iii) at the time of sale of shares acquired pursuant to the exercise of a nonqualified Option Right, any appreciation (or depreciation) in the value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held. To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or subsidiary for which the participant performs services will be entitled to a corresponding deduction provided that, among other things: (i) the income meets the test of reasonableness, is an ordinary and necessary business expense and is not an "excess parachute payment" within the meaning of Section 280G of the Code and is not disallowed by the $1 million limitation on certain executive compensation; and (ii) any applicable withholding obligations are satisfied.

RECOMMENDATION

     The Board of Directors believes that the approval of the Amended Plan is in the best interests of the Company and the shareholders because the Amended Plan will continue to enable the Company to provide competitive equity incentives to the nonemployee directors to enhance the profitability of the Company and increase shareholder value.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDED PLAN.

                      APPOINTMENT OF INDEPENDENT AUDITORS

                                   PROPOSAL 3

     The Board of Directors has reappointed the firm of Deloitte & Touche LLP to serve as independent auditors for the Company for the year ending June 30, 1996, such appointment to continue at the pleasure of the Board of Directors and be subject to the approval of the Stockholders. Deloitte & Touche LLP (including the predecessor firm Deloitte Haskins & Sells) has served as independent auditors for the Company since 1986.

     A proposal to ratify this appointment will be presented to the stockholders at the Annual Meeting. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting and available to respond to appropriate questions and, although that firm has indicated that no statement will be made, an opportunity for a statement will be provided.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION AND APPROVAL OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP.

                             ADDITIONAL INFORMATION

     The Company does not intend to present any other business for action at the meeting and does not know of any other business intended to be presented by others.

     The Company's Bylaws require that, for nominations of persons for election to the Board of Directors or for other business to be properly brought before an annual meeting by a stockholder, the Secretary of the Company must have received written notice thereof not later than the 60th day nor earlier than the 90th day prior to the first anniversary of the preceding year's annual meeting. The notice must set forth (a) as to each person whom the stockholder proposes to nominate for election as a Director all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended and Rule 14a-11 thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Company's books, and of such beneficial owner and (ii) the class and number of shares of the Company which are owned beneficially and of record by such stockholder and such beneficial owner.

STOCKHOLDER PROPOSALS FOR 1996 ANNUAL MEETING

     A Stockholder who intends to submit a proposal for inclusion in the proxy statement for the 1996 Annual Meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, must send the proposal so as to be received by the Corporate Secretary at the principal executive offices of the Company, 9900 Talbert Avenue, P.O. Box 8000, Fountain Valley, California, 92708-8000, no later than June 20, 1996.

                                          By Order of the Board of Directors

                                          /S/ WESTCOTT W. PRICE III
                                          -------------------------------------
                                          Westcott W. Price III
                                          Vice Chairman of the Board
                                          President and Chief Executive Officer
                                          October 18, 1995

     Stockholders are urged to specify their choices and date, sign and return the enclosed proxy in the envelope provided. Prompt response is helpful and your cooperation will be appreciated.

     A copy of the Company's Annual Report on Form 10-K to the Securities and Exchange Commission for the fiscal year ended June 30, 1995, excluding certain of the exhibits thereto, may be obtained without charge, by writing to FHP International Corporation, Investor Relations Department, 9900 Talbert Avenue, P.O. Box 8000, Fountain Valley, California 92708-8000.

 * Bold face text reflects proposed amendments to the Executive Incentive Plan.

                                                                       EXHIBIT A

                         FHP INTERNATIONAL CORPORATION
                               AMENDED & RESTATED
                            EXECUTIVE INCENTIVE PLAN

     1. Purpose. The purpose of this Plan is to attract and retain directors, officers, executive personnel and other agents for FHP International Corporation (the "Company") and its Subsidiaries and to provide to such persons incentives and rewards for superior performance.

     2. Definitions.  As used in this Plan,

     (a) The term "Common Stock" means Common Stock, par value $.05 per share, of the Company or any security into which such Common Stock may be changed by reason of any transaction or event of the type described in Paragraph 9 of this Plan.

     (b) The term "Date of Grant" means the date specified by the Board of Directors on which a grant of Option Rights, Performance Units or a grant or sale of Restricted Stock shall become effective (which date shall not be earlier than the date on which the Board of Directors takes action with respect thereto).

     (c) The term "Eligible Participant" means a person who is selected by the Board of Directors to receive benefits under this Plan and who is at the time a director, officer, key employee, consultant or agent of the Company or any of its Subsidiaries, or who has agreed to commence serving in any such capacities within 90 days of the date of grant; PROVIDED THAT NONEMPLOYEE DIRECTORS SHALL ONLY BE ELIGIBLE TO RECEIVE BENEFITS PURSUANT TO PARAGRAPH 7 OF THIS PLAN.

     (d) The term "Management Objectives" means the achievement objectives established pursuant to Paragraph 6 of this Plan for Eligible Participants who have received grants of Performance Units.

     (e) The term "Market Value per Share" means, at any date, the mean of the high and low sale prices of the Common Stock on that date (or, if there are no sales on that date, the last preceding date on which there was a sale) in the principal market in which the Common Stock is traded.

     (f) The term "Optionee" means the optionee named in any agreement evidencing an outstanding Option Right.

     (g) The term "Option Right" means the right to purchase a share of Common Stock upon exercise of an option granted pursuant to Paragraph 4 OR 7 of this Plan.

     (h) The term "Performance Period" means, with respect to a Performance Unit, a period of time established pursuant to Paragraph 6 of this Plan within which the Management Objectives relating to such Performance Unit are to be achieved.

     (i) The term "Performance Unit" means a unit equivalent to $100 awarded pursuant to Paragraph 6 of this Plan.

     (j) The term "Restricted Stock" means shares of Common Stock granted or sold pursuant to Paragraph 5 of this Plan as to which neither the substantial risk of forfeiture nor the prohibition on transfers referred to therein has expired.

     (k) The term "Subsidiary" means any corporation in which at the time the Company owns or controls, directly or indirectly, not less than 75% of the total combined voting power represented by all classes of stock issued by such corporation.

     3. Shares Available Under Plan.  The shares of Common Stock which may be
(a) sold upon the exercise of Option Rights or (b) awarded or sold as Restricted Stock and released from substantial risks of forfeiture thereof, shall be 6,000,000 shares from and after July 1, 1992, subject to adjustment as provided in

 * Bold face text reflects proposed amendments to the Executive Incentive Plan.

Paragraph 9 of this Plan. Such shares may be shares of original issuance or treasury shares or a combination of the foregoing.

     4. Option Rights. The Board of Directors may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Eligible Participants of options to purchase shares of Common Stock. Each such grant may utilize any or all of the authorizations, and shall be subject to all of the limitations, contained in the following provisions:

     (a) Each grant shall specify the number of shares of Common Stock to which it pertains.

     (b) Each grant shall specify an option price per share not less than the Market Value per share on the Date of Grant.

     (c) Each grant shall specify that the option price shall be payable at the time of exercise (i) in cash or by check acceptable to the Company, or
         (ii) by the transfer to the Company of shares of Common Stock having a value at the time of exercise equal to the total option price, or (iii) by a combination of such methods of payment.

     (d) Successive grants may be made to the same Eligible Participant whether or not any Option Rights previously granted to such Eligible Participant remain unexercised.

     (e) Each grant shall specify the period or periods of continuous service by the Optionee with the Company or any Subsidiary which is necessary before the Option Rights or installments thereof will become exercisable.

     (f) Option Rights granted under this Plan may be (i) options which are intended to qualify under particular provisions of the Internal Revenue Code, as in effect from time to time, (ii) options which are not intended to so qualify, or (iii) combinations of the foregoing.

     (g) No Option Right shall be exercisable more than ten years from the Date of Grant.

     (h) Each grant of Option Rights shall be evidenced by an agreement executed on behalf of the Company by any officer and delivered to the Optionee and containing such terms and provisions, consistent with the Plan, as the Board of Directors may approve.

     (i) The aggregate fair market value (determined as of the Date of Grant) of the stock for which any Eligible Participant may be granted Option Rights in any calendar year which are intended to qualify as "incentive stock options" under Section 422A of the Internal Revenue Code (under all plans of the Company and its parent and subsidiary corporations, if any) shall not exceed $100,000 plus any unused limit carryover to such year (such unused limit carryover to be determined as provided in said
         Section 422A).

     5. Restricted Stock. The Board of Directors may also authorize the granting or sale to Eligible Participants of Restricted Stock. Each such grant or sale may utilize any or all of the authorizations, and shall be subject to all of the limitations, contained in the following provisions:

     (a) Each such grant or sale shall constitute an immediate transfer of the ownership of shares of Common Stock to the Eligible Participant in consideration of the performance of services, entitling such Eligible Participant to voting, dividend and other ownership rights, but subject to the substantial risk of forfeiture and restrictions on transfer referred to below.

     (b) Each such grant or sale may be made without additional consideration or in consideration of a payment by such Eligible Participant that is less than Market Value per Share at the Date of Grant.

     (c) Each such grant or sale shall provide that the shares of Restricted Stock covered by such grant or sale shall be subject, for a period of not less than two years to be determined by the Board of Directors at the Date of Grant, to a "substantial risk of forfeiture" within the meaning of Section 83 of the Internal Revenue Code and the regulations of the Internal Revenue Service thereunder.

 * Bold face text reflects proposed amendments to the Executive Incentive Plan.

     (d) Each such grant or sale shall provide that during the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Stock shall be prohibited or restricted in a manner and to the extent prescribed by the Board of Directors at the Date of Grant (which restrictions may include, without limiting the generality of the foregoing, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Stock to a continuing substantial risk of forfeiture in the hands of any transferee).

     (e) Each grant or sale of Restricted Stock shall be evidenced by an agreement executed on behalf of the Company by any officer and delivered to and accepted by the Eligible Participant and shall contain such terms and provisions, consistent with this Plan, as the Board of Directors may approve.

     6. Performance Units. The Board of Directors may also authorize the granting of Performance Units which will become payable to an Eligible Participant upon achievement of specified Management Objectives. Each such grant may utilize any or all of the authorizations, and shall be subject to all of the limitations, contained in the following provisions:

     (a) Each grant shall specify the number of Performance Units to which it pertains.

     (b) The Performance Period with respect to each Performance Unit shall be such period of time (not less than two years) commencing with the Date of Grant as shall be determined by the Board of Directors at the time of grant.

     (c) Each grant shall specify the Management Objectives that are to be achieved by the Eligible Participant, which may be described in terms of Company-wide objectives or objectives that are related to performance of the subsidiary, division, department or function within the Company or a Subsidiary in which such Eligible Participant is employed.

     (d) Each grant shall specify a minimum acceptable level of achievement with respect to the specified Management Objectives below which no payment will be made and shall set forth a formula for determining the amount of payment to be made if performance is at or above such minimum but short of full achievement of the Management Objectives.

     (e) Each grant shall specify the time and manner of payment of Performance Units which have been earned.

     (f) The Board of Directors may adjust Management Objectives and the related minimum acceptable level of achievement if, in the sole judgment of the Board, events or transactions have occurred after the Date of Grant which are unrelated to the performance of the Eligible Participant and result in distortion of the Management Objectives or the related minimum.

     (g) Each grant of a Performance Unit shall be evidenced by a notification executed on behalf of the Company by any officer and delivered to and accepted by the Eligible Participant, which notification shall describe the Performance Units, state that such Performance Units are subject to all the terms and conditions of this Plan, and contain such other terms and provisions, consistent with this Plan, as the Board of Directors may approve.

     7. Automatic Award of Option Rights to Certain Persons.

     (a) EXCEPT AS SET FORTH IN PARAGRAPH (E), Option Rights shall be awarded to Patrick F. Cadigan, Robert Gumbiner, Mark Hacken, Warner Heineman and Irene Sweeney only as set forth below under this paragraph (a):

        (1) On October 1, 1991, and on October 1st of each year thereafter, so long as each of Patrick F. Cadigan and Mark Hacken shall continue to serve as a nonemployee Director of the Company or of FHP, Inc., there shall be awarded to such Director Option Rights with respect to 2,000 shares of Common Stock. Such Option Rights shall provide for an option price equal to the Market Value per Share on the date of each award and shall become exercisable to the extent of

 * Bold face text reflects proposed amendments to the Executive Incentive Plan.

            20% of the shares covered thereby for each year of continuous service by each Director after that date as a nonemployee Director of the Company or FHP, Inc.

        (2) On October 1, 1991, each of Warner Heineman and Irene C. Sweeney shall be awarded Option Rights with respect to 10,000 shares of Common Stock. Such Option Rights shall provide for an option price equal to the Market Value per Share on the date of each award and shall become exercisable to the extent of 20% of the shares covered thereby for each year of continuous service by each Director after that date as a nonemployee Director of the Company or FHP, Inc.

           On October 1, 1993, and on October 1st of each year thereafter, so long as each of Warner Heineman and Irene C. Sweeney shall continue to serve as a nonemployee Director of the Company or of FHP, Inc., there shall be awarded to such Director Option Rights with respect to 2,000 shares of Common Stock. Such Option Rights shall provide for an option price equal to the Market Value per Share on the date of each award and shall become exercisable to the extent of 20% of the shares covered thereby for each year of continuous service by each Director after that date as a nonemployee Director of the Company or FHP, Inc.

        (3) On October 1, 1991, Robert Gumbiner shall be awarded Option Rights with respect to 10,000 shares of Common Stock. Such Option Rights shall provide for an option price equal to the Market Value per Share on October 1, 1991 and shall become exercisable in full only after Robert Gumbiner shall have completed two years of continuous service as a nonemployee Director of the Company or FHP, Inc. after October 1, 1991.

           So long as Robert Gumbiner shall continue to serve as a nonemployee Director of the Company or FHP, Inc., there shall be awarded to him on October 1, 1993, Option Rights with respect to an additional 10,000 shares of Common Stock. Such Option Rights shall provide for an option price equal to the Market Value per Share on October 1, 1993 and shall become exercisable to the extent of 20% of the shares covered thereby for each year of continuous service by Robert Gumbiner after October 1, 1993, as a nonemployee Director of the Company or FHP, Inc.

           So long as Robert Gumbiner shall continue to serve as a nonemployee Director of the Company or FHP, Inc., there shall also be awarded to Robert Gumbiner on October 1, 1995, and on October 1st of each year thereafter, Option Rights with respect to 2,000 shares of Common Stock. Such Option Rights shall provide for an option price equal to the Market Value per Share on the date of the award and shall become exercisable to the extent of 20% of the shares covered thereby for each year of continuous service by Robert Gumbiner after that date as a nonemployee Director of the Company or FHP, Inc.

     (b) There shall be awarded to each person who first becomes a nonemployee Director of the Company or of FHP, Inc. on any date subsequent to September 30, 1991, Option Rights with respect to 10,000 shares of Common Stock. Such Option Rights shall provide for an option price equal to the Market Value per Share on the date such person becomes a Director and shall become exercisable in full only after the Director shall have completed two years of continuous service as a Director after that date.

     (c) Except as provided in paragraph (a) above, Option Rights with respect to 10,000 shares of Common Stock shall be awarded, on a one-time basis, to each nonemployee Director of the Company or of FHP, Inc. who has completed at least two years of service as a Director and who has not received an award of Option Rights within the preceding two years. Such Option Rights shall provide for an option price equal to the Market Value per Share on the date of the award and shall become exercisable to the extent of 20% of the shares covered thereby for each year of continuous service by the Director after that date as a nonemployee Director of the Company or FHP, Inc.

 * Bold face text reflects proposed amendments to the Executive Incentive Plan.

     (d) Except as provided in paragraph (a) above, there shall also be awarded to each nonemployee Director of the Company or of FHP, Inc. on the date the Director completes two years of continuous service as a Director after being awarded Option Rights pursuant to the preceding paragraph
         (c), and annually for each year of continuous service as a Director after that date, Option Rights with respect to 2,000 shares of Common Stock. Such Option Rights shall provide for an option price equal to the Market Value per Share on the date of the award and shall become exercisable to the extent of 20% of the shares covered thereby for each year of continuous service by the Director after that date as a nonemployee Director of the Company or FHP, Inc.

     (E) THERE SHALL BE AWARDED (I) TO EACH NONEMPLOYEE DIRECTOR WHO SERVES IN THE CAPACITY AS CHAIRMAN OF THE EXECUTIVE COMMITTEE AN OPTION RIGHT TO PURCHASE 50,000 SHARES, (II) TO EACH NONEMPLOYEE DIRECTOR WHO SERVES IN THE CAPACITY OF CHAIRMAN OF THE AUDIT COMMITTEE AN OPTION RIGHT TO PURCHASE 25,000 SHARES, (III) TO EACH NONEMPLOYEE DIRECTOR WHO SERVES IN THE CAPACITY OF CHAIRMAN OF THE COMPENSATION COMMITTEE AN OPTION RIGHT TO PURCHASE 10,000 SHARES AND (IV) TO EACH NONEMPLOYEE DIRECTOR WHO SERVES IN THE CAPACITY OF CHAIRMAN OF THE QUALITY ASSURANCE COMMITTEE AN OPTION RIGHT TO PURCHASE 10,000 SHARES, IN EACH CASE TO BE AWARDED ON THE DATE SUCH NONEMPLOYEE DIRECTOR IS FIRST ELECTED BY THE BOARD OF DIRECTORS TO SUCH POSITION. SUCH OPTION RIGHTS SHALL EACH PROVIDE AN OPTION EXERCISE PRICE EQUAL TO THE MARKET VALUE PER SHARE ON THE DATE OF SUCH AWARD AND SHALL BE EXERCISABLE 25% ON THE DATE OF GRANT AND 25% ON EACH OF THE FIRST THREE ANNIVERSARIES THEREOF ON WHICH THE APPLICABLE CHAIRMAN HAS CONTINUOUSLY SERVED AS A NONEMPLOYEE DIRECTOR OF THE COMPANY. OPTIONS RIGHTS AWARDED UNDER THIS PARAGRAPH 7(E) SHALL EXPIRE ON THE EARLIER OF TEN YEARS AFTER THE DATE ON WHICH THEY ARE AWARDED OR 1 YEAR AFTER THE APPLICABLE CHAIRMAN HAS CEASED TO SERVE AS A NONEMPLOYEE DIRECTOR.

        All of the Option Rights awarded under this Section 7 (EXCEPTING THOSE AWARDED PURSUANT TO PARAGRAPH (E)) shall expire on the earlier of ten years after the date on which they are awarded or three months after the Optionee shall cease to serve as a Director, and shall otherwise be generally on the terms and conditions set forth in the form of nonqualified stock option agreement theretofore utilized by the Company. Notwithstanding the foregoing provisions of this Section 7, in the case of Option Rights awarded under this Section 7 to an Optionee whose transactions in the Company's Common Stock were not subject to Section 16(b) of the Securities Exchange Act of 1934 at the time of grant, for so long as such Optionee continues to serve as a nonemployee Director of the Company, FHP, Inc. or any of the Company's Subsidiaries, such Option Rights shall continue to become exercisable in the installments set forth above to the same extent as if such Optionee had continued to serve as a nonemployee Director of the Company or FHP, Inc., and such Option Rights shall expire on the earlier of ten years after the date on which they were awarded or three months after such Optionee ceases to serve as a nonemployee Director of the Company or any of its Subsidiaries.

     8. Transferability. No Option Right shall be transferable by an Optionee other than by will or the laws of descent and distribution. Option Rights shall be exercisable during the Optionee's lifetime only by him or by his guardian or legal representative.

     9. Adjustments. The Board of Directors may make or provide for such adjustments in the maximum number of shares specified in Paragraph 3 of this Plan, in the numbers of shares of Common Stock covered by outstanding Option Rights granted hereunder, and in the prices per share applicable to such Option Rights, as such Board in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of Optionees that otherwise would result from any stock dividend, stock split, combination of shares, recapitalization or other change in capital structure of the Company, merger, consolidation, spin-off, reorganization, partial or complete liquidation, issuance of rights or warrants to purchase securities, or any other corporate transaction or event having an effect similar to any of the foregoing.

 * Bold face text reflects proposed amendments to the Executive Incentive Plan.

     10. Fractional Shares. The Company shall not be required to issue any fractional share of Common Stock pursuant to this Plan. The Board of Directors may provide for the elimination of fractions or for the settlement of fractions in cash.

     11. Withholding Taxes. The Company shall have the right to deduct from any payment under this Plan an amount equal to the federal, state and local income taxes required to be withheld by it with respect to such payment and, if the cash portion of any such payment is less than the amount of taxes required to be withheld, to require the Optionee or other person receiving such payment, as a condition of and prior to such payment, to pay to the Company the balance of such taxes so required to be withheld.

     12. Administration of the Plan.

     (a) This Plan shall be administered by the Board of Directors, which may from time to time delegate all or any part of its authority under this Plan to a Compensation Committee of not less than three nonemployee Directors appointed by the Board of Directors, each of whom shall be a "disinterested person" within the meaning of Rule 16b-3 of the Securities and Exchange Commission or any successor rule to the same effect; to the extent of such delegation, references herein to the "Board of Directors" shall include the Committee. A majority of the Committee shall constitute a quorum, and the action of the members of the Committee present at any meeting at which the quorum is present, or actions unanimously approved in writing, shall be the acts of the Committee.

     (b) The interpretation and construction by the Board of Directors of any provision of this Plan or of any agreement, notification or document evidencing the grant of Option Rights, Restricted Stock or Performance Units and any determination by the Board of Directors pursuant to any provision of this Plan or of any such agreement, notification or document shall be final and conclusive. No member of the Board of Directors shall be liable for any such action or determination made in good faith.

     13. Amendments, Etc.

     (a) This Plan may be amended from time to time by the Board of Directors, but without further approval by the stockholders of the Company no such amendment shall (i) increase the maximum number of shares specified in Paragraph 3 of this Plan (except that adjustments authorized by Paragraph 9 of this Plan shall not be limited by this provision), (ii) change the definition of "Eligible Participant", or
          (iii) cause Rule 16b-3 of the Securities and Exchange Commission (or any successor rule to the same effect) to become inapplicable to this Plan.

     (b) The Board of Directors may, with the concurrence of the affected Optionee, cancel any agreement evidencing Option Rights granted under this Plan. In the event of such cancellation, the Board of Directors may authorize the granting of new Option rights (which may or may not cover the same number of shares which had been the subject of the prior agreement) in such manner, at such option price and subject to the same terms, conditions and discretions as would have been applicable under this Plan had the cancelled Option Rights not been granted.

     (c) In case of termination of employment by reason of death, disability or retirement under a retirement plan of the Company or a Subsidiary of an Eligible Participant who holds an Option Right not immediately exercisable in full, or any Restricted Stock as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has lapsed, or any Performance Units which have not been fully earned, the Board of Directors may, in its sole discretion, accelerate the time at which such Option Right may be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time at which such Performance Units will be deemed to have been fully earned.

     (d) This Plan shall not confer upon any Eligible Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor shall it interfere in any way

 * Bold face text reflects proposed amendments to the Executive Incentive Plan.

         with any right the Company or any Subsidiary would otherwise have to terminate such Eligible Participant's employment or other service at any time.

     (e)  Upon the occurrence of any of the following events:

        (1) a filing pursuant to any federal or state law in connection with any tender offer for shares of the Company (other than a tender offer by the Company) or the signing of any agreement for the merger or consolidation of the Company with another corporation or for sale of all or substantially all of the assets of the Company or adoption of any resolution of reorganization or dissolution of the Company by the stockholders or the occurrence of any other event or series of events, which tender offer, merger, consolidation, sale, reorganization, dissolution or other event or series of events, in the opinion of the Board of Directors, will, or is likely to, if carried out, result in a change of control of the Company, or

        (2) during any period of two consecutive years, individuals who at the beginning of such period constituted the Directors of the Company cease for any reason to constitute a majority thereof (unless the election, or the nomination for election by the Company's shareholders, of each Director of the Company first elected during such period was approved by a vote of at least two-thirds of the Directors then still in office who were Directors of the Company at the beginning of any such period) then all outstanding Option Rights shall become immediately exercisable in full and all substantial risks of forfeiture and restrictions on transfer relating to outstanding Restricted Stock shall immediately terminate, notwithstanding Paragraphs 4(e), 5(c) and 5(d) of this Plan or any provision of any agreement evidencing Option Rights or Restricted Stock adopted pursuant thereto; provided, however, that in the case of any event of the type described in subparagraph (1) above, the Board of Directors by notice to the Optionee or grantee of Restricted Stock may nullify the effect thereof and reinstate the provisions adopted pursuant to Paragraphs 4(e), 5(c) and 5(d) of this Plan if such notice is given within ten business days after the Board of Directors first becomes aware of such event or, if the transaction envisioned by such event is later abandoned, within ten business days after the Board of Directors first becomes aware of such abandonment, but without prejudice to any exercise of Option Rights or disposition of Restricted Stock that may have occurred prior to such nullification.

                             NOTICE TO PARTICIPANTS
                                     IN THE
                      TAKECARE SAVINGS AND RETIREMENT PLAN

Ladies and Gentlemen:

     As a Participant in the TakeCare Savings and Retirement Plan (the "Plan"), you have certain ownership rights in stock of FHP International Corporation (the "Company"). This entitles you to exercise "voting rights" as described below.

     Proxy materials relating to the Annual Meeting of Stockholders of the Company to be held on November 16, 1995, are enclosed. Please be sure to review this Notice describing your voting rights and the Proxy materials and return the enclosed voting instruction card as described below no later than November 14, 1995.

     Wells Fargo Bank is the Trustee of the Plan and holds all shares of stock of the Company now in the Plan (the "Shares"). The Plan requires the Trustee to solicit voting instructions from you and to vote the Shares in accordance with your instructions. You may direct the Trustee to vote your Shares by completing, signing and returning the enclosed voting instruction card.

CONFIDENTIAL INSTRUCTIONS

     For your information, as explained in the Proxy Materials the Board of Directors recommends a vote "FOR" Items 1 through 3. However, the Trustee makes no recommendation with respect to your voting decisions. IN YOUR COMPLETE DISCRETION, YOU MAY FOLLOW THE BOARD'S RECOMMENDATIONS OR YOU MAY VOTE DIFFERENTLY ON ANY OR ALL ISSUES. As provided in the Plan, your voting instructions will be kept confidential and will not be disclosed by the Trustee to any person, except as may be necessary to tabulate your voting instructions.

COMPLETING YOUR VOTING

     American Stock Transfer & Trust Company has been asked to receive and tabulate your voting instructions to the Trustee. In order for your voting instructions to the Trustee to be effective, you must complete, sign and date the enclosed card and return the enclosed card to AMERICAN STOCK TRANSFER & TRUST COMPANY in the enclosed pre-addressed envelope. Your instruction card must be received no later than the close of business on November 14, 1995.

HOW THE VOTES ARE COUNTED

     IF THE TRUSTEE RECEIVES AN INSTRUCTION CARD FROM YOU ON TIME, IT WILL VOTE YOUR SHARES AS YOU INSTRUCT. IF THE TRUSTEE DOES NOT RECEIVE AN INSTRUCTION CARD FROM YOU ON TIME OR IF YOU SIGN AND TIMELY RETURN AN INSTRUCTION CARD WITHOUT INDICATING A VOTE, THE TRUSTEE WILL VOTE YOUR SHARES PROPORTIONALLY IN ACCORDANCE WITH THE INSTRUCTIONS OF THE OTHER PARTICIPANTS WHO PROVIDE TIMELY VOTING INSTRUCTIONS TO THE TRUSTEE.

Dated: October 18, 1995

                             NOTICE TO PARTICIPANTS
                                     IN THE
                         FHP INTERNATIONAL CORPORATION
                         EMPLOYEE STOCK OWNERSHIP PLAN

Ladies and Gentlemen:

     As a Participant in the FHP International Corporation Employee Stock Ownership Plan (the "Plan"), you have certain ownership rights in stock of the Company. This entitles you to exercise "voting rights" as described below.

     Proxy materials relating to the Annual Meeting of Stockholders of FHP International Corporation (the "Company") to be held on November 16, 1995, are enclosed. Please be sure to review this Notice describing your voting rights and the Proxy materials and return the enclosed voting instruction card as described below no later than November 14, 1995.

     Wells Fargo Bank is the Trustee of the Plan and holds all shares of stock of the Company now in the Plan (the "Shares"). The Plan requires the Trustee to solicit voting instructions from you and to vote the Shares in accordance with your instructions. Under the Plan, you are designated as a "named fiduciary" for voting purposes and, as a named fiduciary, you are entitled to instruct the Trustee as to how to vote (1) all Shares allocated to your Plan account (including your shares in the FHP Stock Fund) and (2) a proportionate number of unallocated Shares held by the Plan for future allocation to Participants' accounts. You may direct the Trustee to vote both the allocated and unallocated Shares by completing, signing and returning the enclosed voting instruction card. If you want your voting instructions to be limited only to the shares allocated to your account, you should mark the box on the instruction card labelled "ALLOCATED SHARES ONLY."

     You should understand that by signing and returning the enclosed instruction card, you are accepting the designation as a named fiduciary of the Plan. Accordingly, you should exercise your voting rights prudently and, with respect to unallocated Shares, in a manner intended to benefit all Participants.

CONFIDENTIAL INSTRUCTIONS

     For your information, as explained in the Proxy Materials the Board of Directors recommends a vote "FOR" Items 1 through 3. However, the Trustee makes no recommendation with respect to your voting decisions. IN YOUR COMPLETE DISCRETION, YOU MAY FOLLOW THE BOARD'S RECOMMENDATIONS OR YOU MAY VOTE DIFFERENTLY ON ANY OR ALL ISSUES. As provided in the Plan, your voting instructions will be kept confidential and will not be disclosed by the Trustee to any person, except as may be necessary to tabulate your voting instructions.

COMPLETING YOUR VOTING

     American Stock Transfer & Trust Company has been asked to receive and tabulate your voting instructions to the Trustee. In order for your voting instructions to the Trustee to be effective, you must complete, sign and date the enclosed card and return the enclosed card to AMERICAN STOCK TRANSFER & TRUST COMPANY in the enclosed pre-addressed envelope. Your instruction card must be received no later than the close of business on November 14, 1995.

HOW THE VOTES ARE COUNTED

     IF THE TRUSTEE RECEIVES AN INSTRUCTION CARD FROM YOU ON TIME, IT WILL VOTE YOUR ALLOCATED SHARES AND A PROPORTIONATE SHARE OF THE UNALLOCATED SHARES AS YOU INSTRUCT. IF THE TRUSTEE DOES NOT RECEIVE AN INSTRUCTION CARD FROM YOU ON TIME, THE TRUSTEE WILL NOT VOTE YOUR ALLOCATED SHARES AND WILL VOTE YOUR PROPORTIONATE SHARE OF THE UNALLOCATED SHARES IN ACCORDANCE WITH THE INSTRUCTIONS OF THE OTHER PARTICIPANTS WHO PROVIDE TIMELY VOTING INSTRUCTIONS TO THE TRUSTEE. IF YOU SIGN AND TIMELY RETURN AN

INSTRUCTION CARD WITHOUT INDICATING A VOTE, THE TRUSTEE WILL VOTE YOUR ALLOCATED SHARES AND YOUR PROPORTIONATE SHARE OF THE UNALLOCATED SHARES IN ACCORDANCE WITH THE BOARD'S RECOMMENDATIONS LISTED ABOVE.

     As an example of proportionate voting of unallocated Shares, assume on a particular issue the Trustee receives a total of 40 "FOR" votes and 60 "AGAINST" votes from all of the Participants who complete and return instruction cards on time. The Trustee will vote 40% of the unallocated Shares as a "FOR" vote and 60% of the unallocated Shares as an "AGAINST" vote on that issue.

Dated: October 18, 1995

                        VOTING INSTRUCTIONS TO TRUSTEE
          FOR THE ANNUAL MEETING OF STOCKHOLDERS - NOVEMBER 16, 1995

                THE TRUSTEE SOLICITS THESE VOTING INSTRUCTIONS
            FROM PARTICIPANTS IN THE FHP INTERNATIONAL CORPORATION
                        EMPLOYEE STOCK OWNERSHIP PLAN


The undersigned Participant in the FHP International Corporation ESOP (the "Plan") hereby instructs Wells Fargo Bank ("Trustee"), to vote all shares of common stock of the Company allocated to the accounts of the undersigned under the Plan and a proportionate number of shares not yet allocated to Participant's accounts ("Shares") in accordance with the instructions on this card, and to act in its discretion upon such other business as may properly come before the meeting, and to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held on November 16, 1995, and at any adjournments thereof.

       PLEASE CAREFULLY REVIEW THE ENCLOSED NOTICE TO ESOP PARTICIPANTS
                   BEFORE COMPLETING AND MAILING THIS CARD.

         (Please specify your choice on each proposal, date and sign
   (on the reverse side of this card) and return in the enclosed envelope.)



                                                                  -------------
                                                                   SEE REVERSE
                                                                       SIDE
                                                                  -------------

[X]  Please mark your
     votes as this
     example


                 FOR all Nominees listed      WITHHOLD AUTHORITY
                 below (Except as marked       to vote for all
                 to the contrary below.)     nominees listed below                                           FOR   AGAINST  ABSTAIN
1.  ELECTION OF          [ ]                         [ ]               2.  PROPOSAL TO APPROVE               [ ]     [ ]      [ ]
    DIRECTORS.                                                             AN AMENDMENT TO THE COMPANY'S
                                                                           EXECUTIVE INCENTIVE PLAN.

(INSTRUCTION:  To withhold authority to vote for any individual        3.  PROPOSAL TO APPROVE               [ ]     [ ]      [ ]
nominee strike a line through the nominee's name indicated below.)         APPOINTMENT OF DELOITTE & TOUCHE
                                                                           LLP AS INDEPENDENT AUDITORS FOR
  Richard M. Burdge, Sr.; Robert C. Maxson and Robert W. Jamplis           THE COMPANY.

                                                                       4.  IN THEIR DISCRETION THE PROXIES MAY VOTE UPON SUCH OTHER
                                                                           MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

                                                                           The undersigned hereby acknowledges receipt of (i) the
                                                                           Notice of Annual Meeting of Stockholders dated October
                                                                           18, 1995; (ii) the Proxy Statement dated October 18,
                                                                           1995; and (iii) the Notice to Participants in the FHP
                                                                           International Corporation ESOP dated October 18, 1995.






SIGNATURE ____________________________________ DATE _____________________, 1995
[ ] ALLOCATED SHARES ONLY
NOTE:  Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                        FHP INTERNATIONAL CORPORATION
                             9900 TALBERT AVENUE
                                P.O. BOX 8000
                        FOUNTAIN VALLEY, CA 92728-8000


         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints Kenneth S. Ord and Russell D. Phillips, Jr. as Proxies, each with the power to appoint his substitute and authorizes them to represent and vote, as designated below, the Common Stock of FHP International Corporation (the "Company") owned or held by the undersigned on October 6, 1995, at the annual meeting of stockholders to be held on Thursday, November 16, 1995, or any adjournment thereof.


                (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)




                                                                 -------------
                                                                  SEE REVERSE
                                                                      SIDE
                                                                 -------------

[X]  Please mark your
     votes as this
     example


                 FOR all Nominees listed      WITHHOLD AUTHORITY
                 below (Except as marked       to vote for all
                 to the contrary below.)     nominees listed below                                           FOR   AGAINST  ABSTAIN
1.  ELECTION OF          [ ]                         [ ]               2.  PROPOSAL TO APPROVE               [ ]     [ ]      [ ]
    DIRECTORS.                                                             AN AMENDMENT TO THE COMPANY'S
                                                                           EXECUTIVE INCENTIVE PLAN.

(INSTRUCTION:  To withhold authority to vote for any individual        3.  PROPOSAL TO RATIFY THE            [ ]     [ ]      [ ]
nominee strike a line through the nominee's name indicated below.)         APPOINTMENT OF DELOITTE & TOUCHE
                                                                           LLP AS INDEPENDENT AUDITORS.
  Richard M. Burdge, Sr.; Robert C. Maxson and Robert W. Jamplis
                                                                       4.  TO VOTE IN THEIR DISCRETION ON SUCH OTHER MATTERS AS
                                                                           MAY PROPERLY COME BEFORE THE MEETING.

                                                                           THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE
                                                                           MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER.
                                                                           IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR
                                                                           PROPOSALS 1 THROUGH 3.

                                                                           Please date and sign exactly as name appears below. When
                                                                           shares are held by joint tenants, both should sign.
                                                                           When signing as an attorney, executor, administrator,
                                                                           trustee or guardian, please give full title as such. If
                                                                           a corporation, please sign in full corporate name and
                                                                           give title of authorized officer. If a partnership,
                                                                           please sign in partnership name by authorized person.


                                                                           Dated __________________________________________, 1995


                                                                           ______________________________________________________
                                                                           Signature

         PLEASE MARK, SIGN, DATE AND RETURN THE PROXY PROMPTLY             ______________________________________________________
                  USING THE ENCLOSED ENVELOPE.                             Signature, if jointly held


                        VOTING INSTRUCTIONS TO TRUSTEE
          FOR THE ANNUAL MEETING OF STOCKHOLDERS - NOVEMBER 16, 1995

                THE TRUSTEE SOLICITS THESE VOTING INSTRUCTIONS
        FROM PARTICIPANTS IN THE TAKECARE SAVINGS AND RETIREMENT PLAN


The undersigned Participant in the TakeCare Savings and Retirement Plan (the "Plan") hereby instructs Wells Fargo Bank ("Trustee"), to vote all shares of common stock of FHP International Corporation (the "Company") allocated to the accounts of the undersigned under the Plan ("Shares") in accordance with the instructions on this card, and to act in its discretion upon such other business as may properly come before the meeting, and to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held on November 16, 1995, and at any adjournments thereof.

   PLEASE CAREFULLY REVIEW THE ENCLOSED NOTICE TO PARTICIPANTS IN THE PLAN
                   BEFORE COMPLETING AND MAILING THIS CARD.

         (Please specify your choice on each proposal, date and sign
   (on the reverse side of this card) and return in the enclosed envelope.)



                                                                  -------------
                                                                   SEE REVERSE
                                                                       SIDE
                                                                  -------------

[X]  Please mark your
     votes as this
     example


                 FOR all Nominees listed      WITHHOLD AUTHORITY
                 below (Except as marked       to vote for all
                 to the contrary below.)     nominees listed below                                           FOR   AGAINST  ABSTAIN
1.  ELECTION OF          [ ]                         [ ]               2.  PROPOSAL TO APPROVE               [ ]     [ ]      [ ]
    DIRECTORS.                                                             AN AMENDMENT TO THE COMPANY'S
                                                                           EXECUTIVE INCENTIVE PLAN.

(INSTRUCTION:  To withhold authority to vote for any individual        3.  PROPOSAL TO APPROVE               [ ]     [ ]      [ ]
nominee strike a line through the nominee's name indicated below.)         APPOINTMENT OF DELOITTE & TOUCHE
                                                                           LLP AS INDEPENDENT AUDITORS FOR
  Richard M. Burdge, Sr.; Robert C. Maxson and Robert W. Jamplis           THE COMPANY.

                                                                       4.  IN THEIR DISCRETION THE PROXIES MAY VOTE UPON SUCH OTHER
                                                                           MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

                                                                           The undersigned hereby acknowledges receipt of (i) the
                                                                           Notice of Annual Meeting of Stockholders dated October
                                                                           18, 1995; (ii) the Proxy Statement dated October 18,
                                                                           1995; and (iii) the Notice to Participants in the
                                                                           TakeCare Savings and Retirement Plan dated October 18,
                                                                           1995.






SIGNATURE ____________________________________ DATE _____________________, 1995

NOTE:  Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
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